                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                               Fentura Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

--------------------------------------------------------------------------------

March 24, 1999





To our Shareholders:


         Your Board of Directors cordially invites you to attend our 1999 Annual Shareholders Meeting. We will hold the meeting at 7:00 p.m., Wednesday, April 28, 1999, at the St. John Activity Center, 610 N. Adelaide Street, Fenton, Michigan.

- You will find a Notice of Meeting on Page 1 that identifies the sole proposal for your action - the election of three directors.

- At the meeting, we will present a report on 1998 operating results and on other matters of current interest to our shareholders.

- We will provide refreshments immediately after the meeting. Please also take this opportunity to meet our directors, officers and employees, and your fellow shareholders, or renew prior acquaintances.


         YOUR VOTE IS IMPORTANT. We encourage you to read this Proxy Statement and sign and return your voting (proxy) form in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.


Sincerely,





Russell H. Van Gilder, Jr.
Chairman of the Board of Directors

NOTICE OF ANNUAL SHAREHOLDERS MEETING:

The Fentura Bancorp, Inc. 1999 Annual Shareholders Meeting will be held at the St. John Activity Center, 610 N. Adelaide Street, Fenton, Michigan, Wednesday, April 28, 1999, at 7:00 p.m. to elect three directors, and to transact any other business appropriate to the meeting.


RECORD DATE


The Board of Directors has fixed the close of business on March 15, 1999, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available during business hours for ten days prior to the meeting at Fentura's offices, One Fentura Square, Fenton, Michigan, for examination by any shareholder for any purpose germane to the meeting.





BY ORDER OF THE BOARD OF DIRECTORS





Richard A. Bagnall
Secretary


March 24, 1999

PROXY STATEMENT--VOTING INFORMATION
--------------------------------------------------------------------------------



YOUR VOTE IS VERY IMPORTANT.


         Whether or not you plan to attend our Annual Shareholders Meeting, please take the time to vote by completing and mailing the enclosed voting (proxy) form as soon as possible. We have included a postage-prepaid envelope for your convenience.


         If you sign, date and mail your voting (proxy) form without indicating how you want to vote, your voting (proxy) form will be voted as recommended by the Board of Directors.


REVOKING YOUR PROXY


         If you later wish to revoke your proxy, you may do so by: (1) sending a written statement to that effect to the Secretary of the company; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the annual meeting.







VOTING INFORMATION

- NUMBER OF SHARES OUTSTANDING. At the close of business on the record date, March 15, 1999, there were 1,410,227 shares of Fentura common stock outstanding and entitled to vote at the annual meeting.

- VOTE REQUIRED. The three nominees receiving the highest number of votes will be elected. Shareholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the voting (proxy) form. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a matter) will have no effect on the vote.


OTHER BUSINESS


         The Board knows of no other matters to be presented for shareholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares according to their best judgment.

FENTURA BOARD PRACTICES
--------------------------------------------------------------------------------



         Corporate governance practices continue to generate a significant amount of public attention. In order to help our shareholders understand the corporate governance practices at Fentura, we are including below a description of the practices that the Fentura Board currently follows. The Board reviews these practices each year. As part of its review, the Board also evaluates board practices at other well-managed community banks and community bank holding companies and practices that are the focus of commentators on corporate governance.


         Each Fentura Director is also a Director of The State Bank (Fentura's sole subsidiary) (the "Bank"). The Bank's Board from time to time has members who are not also Fentura Board members. In 1998, the sole member of the Bank's Board who was not also a Fentura Director was Janis L. Rizzo. Additionally, the Board will invite retiring Directors to remain on the Board as "Emeritus Directors." This honorary two year position allows the Board to benefit from the Director's experience and insights, even though the position carries no voting privileges. Currently, Robert Dery, our past Chairman, remains active as an Emeritus Director.


CEO SUCCESSION


         The Board views CEO selection as an important responsibility. When a succession of the CEO occurs, the Board manages the process of identifying and selecting the new CEO with the full participation of each of the nonemployee Directors. This occurred most recently in 1996 when the current CEO was selected.


BOARD SIZE AND COMPOSITION


         The Board presently has nine Directors, consisting of eight nonemployee Directors and one employee Director. The Bank Board has ten Directors, consisting of the nine Fentura Directors plus Janis L. Rizzo. The Board believes that the Fentura and the Bank Boards should be made up of a substantial majority of independent, nonemployee Directors. The Director Selection Nominating Committee reviews the appropriate skills and characteristics required of Board members in light of the current make-up of the Boards. This assessment includes issues of diversity, age, community presence, leadership skills and skills such as understanding of banking, finance and marketing, etc. The principal qualification for a Director is the ability to act on behalf of all of the shareholders.

SELECTION OF DIRECTORS


         Each of the Boards is responsible for selecting its own members. The Boards delegate the screening process to the Director Selection Committee with direct input from the Chairman and Chief Executive Officer and from the other Directors. The Boards believe there is no current relationship between any nonemployee Director and Fentura or the Bank that would be construed in any way as compromising the independence of any Director.


DIRECTOR RETIREMENT


         A Director must retire at the annual meeting following his or her seventieth birthday. Retiring Directors are ordinarily invited to continue as Emeritus Directors.


BOARD AGENDAS AND MEETINGS


         The Chairman and Chief Executive Officer establish the agendas for Board meetings. Each Director is free to suggest items for the agenda, and each Director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Boards review and approve Fentura's and the Bank's yearly operating plan and specific financial goals at the start of each year, and the Boards monitor performance throughout the year. The Boards also review long-range strategic issues at regular Board meetings as well as at periodic off-site meetings devoted solely to strategic issues.


EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS


         The nonemployee Directors may meet in executive session at any time during the year to consider issues they deem important to consider without management present. The Chairman has been designated as the individual whom other Directors may ask to call a private meeting of nonemployee Directors when they believe there is a need to discuss a matter that could materially affect the performance of Fentura.


COMMITTEES OF THE BOARD


         Fentura itself has no standing Board Committees. The Bank's Board currently has the following committees: Executive, Audit, Compensation/ESOP, Director Loan, Trust, Investment, Forward Planning and Director Selection.

DIRECTOR COMPENSATION
--------------------------------------------------------------------------------



         Fentura and the Bank compensate Directors in three ways: cash retainer fees, stock options, and participation in stock purchase plans.


FEES

-        Fentura pays no fees to Fentura Directors.

-        The Bank paid the following fees in 1998:

-        $15,000 for the Chairman

-        $10,500 for the Vice Chairman

-        $9,000 for all other Directors

- The Bank paid an additional $1,250 Director incentive to each Director in 1998


STOCK OPTIONS

-        Issued under Fentura's Nonemployee Director Stock Option Plan.

- Annual grant of an option to acquire up to 460 shares per Director, granted on the first business day of April, exercisable at fair market value as of the grant date over a 10 year term.

-        4,140 options granted in 1998 (460 to each Director).


STOCK PURCHASE PLANS

- Directors may use Director cash retainer fees to purchase Fentura shares at fair market value, under Fentura's Director Stock Retainer Plan.

- Directors may also use other (personal) funds to purchase Fentura shares at fair market value under Fentura's Director Stock Purchase Plan.

-        Maximum total authorized shares for purchase each year:

-        3,480 shares under Retainer Plan

-        8,000 shares under Stock Purchase Plan

BOARD MEETINGS--COMMITTEES OF THE BOARD

--------------------------------------------------------------------------------



         The Fentura Board held 10 regular meetings during 1998. The Bank's Board held 14 regular and 2 special meetings during 1998. No director missed more than 3 meetings during 1998. Fentura's Board does not maintain any standing committees. The Bank's Board has eight committees: Executive, Audit, Compensation/ESOP, Director Loan, Trust, Investment, Forward Planning and Director Selection.


EXECUTIVE COMMITTEE

- Reviews in depth the status and progress of various projects, management activities, and Bank financial performance.

- Provides necessary guidance and recommends appropriate action to the full Board of Directors

-        Met 11 times in 1998.

- Members: Donald L. Grill; Thomas P. McKenney; Forrest A. Shook; and Russell H. Van Gilder, Jr.


AUDIT COMMITTEE

- Participates with management to select and recommend to the Board the outside auditors.

- Reviews with management and the outside auditors the scope of the proposed audit.

- Reviews the annual audit with management and the outside auditors before final figures are published.

- Reviews with management the periodic examinations made by supervising authorities and any replies required in connection with the examinations.

- Reviews (quarterly) the role and scope of the work performed by the internal auditor.

- Reviews programs and procedures with management to avoid conflicts of interest and any other aspects of business ethics.

-        Met 5 times in 1998.

-        Members:  Philip J. Lasco; Thomas P. McKenney; and Janis L. Rizzo.


COMPENSATION/ESOP COMMITTEE

-        Oversees the administration of all compensation and benefit programs.

-        Recommends compensation of officers.

-        Met 6 times in 1998.

-        Members: Brian P. Petty; Forrest A. Shook; and Russell H. Van Gilder,
         Jr.

DIRECTOR LOAN COMMITTEE

- Reviews, approves and recommends loan decisions within Board delegated authority.

-        Met 14 times in 1998.

- Each Director serves a total of 6 months during the year on this Committee.


TRUST COMMITTEE

- Oversees and monitors all activities of the Trust and Investment Management Department.

-        Met 12 times in 1998.

-        Members:  Philip J. Lasco; Glen J. Pieczynski; and Janis L. Rizzo.


INVESTMENT COMMITTEE

-        Reviews and monitors Bank investment activity.

-        Establishes Bank investment guidelines.

-        Meets annually; 1998 meeting held in January 1999.

- Members: Richard A. Bagnall; Jon S. Gerych; Glen J. Pieczynski; and Janis L. Rizzo.


FORWARD PLANNING COMMITTEE

- Evaluates and directs the strategic planning initiatives of the Bank and Fentura.

-        Met 3 times in 1998.

-        Members: Jon S. Gerych; Donald L. Grill; Brian P. Petty; and Forrest A.
         Shook.


DIRECTOR SELECTION COMMITTEE

- Coordinates the process of identifying, interviewing and recommending new director candidates.

-        Met 2 times in 1998.

-        Members: Jon S. Gerych; Donald L. Grill; Brian P. Petty; Glen J.
         Pieczynski; and Russell H. Van Gilder, Jr.

ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


The sole matter to be considered at the Annual Meeting will be the election of Fentura Directors. The Fentura Board of Directors is divided into three classes. Each year, on a rotating basis, the terms of office of the Directors in one of the three classes expire. Directors are elected for a three year term. The Directors whose terms expire at the Annual Meeting ("Class II Directors") are Russell H. Van Gilder, Jr., Brian P. Petty, and Richard A. Bagnall. The Board of Directors has nominated the same individuals for re-election as Class II Directors. If elected, these Directors' terms will expire at the 2002 Annual Meeting of Shareholders.


The shares represented by your voting (proxy) form will be voted, unless authority to vote is withheld, "FOR" the election of these three nominees. If any of the nominees becomes unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of Directors.





--------------------------------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------
RUSSELL H. VAN GILDER, JR.

                                                            Russell H. Van Gilder, Jr., age 64, has been Fentura's
                                                            and the Bank's Chairman since 1997.  From 1995 to
         -    Fentura and Bank Director since 1987          1997, he was Vice Chairman of Fentura's and the Bank's
                                                            Board. He has been a Director of Fentura since 1987,
                                                            and a Director of the Bank since 1981.
         -    Chairman since 1997
-----------------------------------------------------------

         Mr. Van Gilder founded VG's Food Center, Inc., where he is currently Chairman of the Board.  Mr. Van
Gilder is also Chairman of Spartan Stores, Inc., a retailer-owned grocery wholesaler.  He is also Chairman of
Grocers Baking Company. A long time Fenton resident, Mr. Van Gilder and his companies provide substantial support for civic and other community organizations.
----------------------------------------------------------- --------------------------------------------------------
BRIAN P. PETTY                                              Brian P. Petty, age 41, has been a Fentura Director
                                                            since 1995 and a Bank Director since 1994.  Since
                                                            1975, he has been the sole shareholder, Chairman and
         -    Fentura Director since 1995                   President of Fenton Glass Service, Inc., a family
                                                            business started by his grandfather in 1960.

         -    Bank Director since 1994
-----------------------------------------------------------

Mr. Petty was born and raised in Fenton.  He is active in local civic and community affairs as a Board member of
Fenton Kiwanis, and co-chairman for the Fenton Area Chamber of Commerce Business Expo.  He is a member of both the
Fenton and Flint Chambers of Commerce, a past president and member of the Valley Glass Dealers Association, a board member of Michigan Glass Dealers Association, and President of the Kandahar Ski Club.  He was also involved with the Fenton Jaycees from 1979-1984.
--------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------- --------------------------------------------------------

RICHARD A. BAGNALL                                          Richard A. Bagnall, age 57, retired from service as
                                                            the Executive Vice President of the Bank in early
                                                            1998, after ten years service.  He has been a Fentura
         -    Fentura and Bank Director since 1990          Director since 1990, and a Bank Director since 1989.
                                                            He has also served as Secretary of both Fentura and
                                                            the Bank since 1990.   Bagnall is a member of
         -    Executive Officer from 1988 to 1998
-----------------------------------------------------------

the Fenton Kiwanis Club and the Fenton Downtown Development Authority.
--------------------------------------------------------------------------------------------------------------------



DIRECTORS CONTINUING IN OFFICE
-------------------------------------------------------------------------------------------------------------------


Both the Class I and the Class III Directors                Directors' terms expire in 2001, and the
will continue in office. The Class I                        Class III Directors' terms expire in 2000.


-------------------------------------------------------------------------------------------------------------------

 PHILIP J. LASCO                                            Philip J. Lasco, age 51, has been a Fentura Director
                                                            since 1995 and a Bank Director since 1994.  He is a
                                                            Class I Director. Mr. Lasco is the sole shareholder,
          -    Fentura Director since 1995                  Chairman and President of Lasco Ford/Chrysler, which
                                                            he founded in 1982. Mr. Lasco, a long-time

          -    Bank Director since 1994
 ----------------------------------------------------------

 Fenton resident, is a member of the Michigan Automotive Dealers Association, a past president of the Flint Automotive Dealers Association, and a director of Spring Meadows County Club.



 ------------------------------------------------------------------------------------------------------------------
 JON S. GERYCH                                              Jon S. Gerych, age 47, has been a Fentura Director
                                                            since 1992 and a Bank Director since 1991.  He is a
                                                            Class I Director.  Mr. Gerych is President of Gerych
          -    Fentura Director since 1992                  Greenhouse, Inc., a second generation


          -    Bank Director since 1991
 ----------------------------------------------------------

 family business in Fenton, Michigan.  Mr. Gerych received his undergraduate degree at Michigan State University.
 Mr. Gerych is active in Fenton community and civic affairs as a member of Fenton Beautification, a director of education with FTS Association, and a member of Fenton Kiwanis, Fenton Area Chamber of Commerce, and Flint Area
 Chamber of Commerce.
 -------------------------------------------------------------------------------------------------------------------

                                      -9-


 ---------------------------------------------------------- --------------------------------------------------------

THOMAS P. MCKENNEY                                          Thomas P. McKenney, age 46, has been a Fentura
                                                            Director since 1992 and a Bank Director since 1991. He
                                                            is a Class I Director. Mr. McKenney is a trial
          -    Fentura Director since 1992                  attorney practicing with the law firm of Kohl,
                                                            Secrest, Wardle, Lynch, Clark & Hampton located in

          -    Bank Director since 1991
 ----------------------------------------------------------

 Farmington Hills, Michigan. Mr. McKenney is a 1970 graduate of Holly High
 School, a 1974 graduate of Notre Dame (Bachelor of Arts), and a 1978 graduate of Detroit College of Law (Juris Doctor). Active in numerous public service organizations, Mr. McKenney has served or serves on the Michigan Bar
 Association, Oakland County Bar Association, Oakland County Bar Association
 Public Corporation Committee, Detroit College of Law Alumni Association,
 University of Notre Dame Alumni Association, and the Holly Kiwanis Club.


 ---------------------------------------------------------- --------------------------------------------------------
 GLEN J. PIECZYNSKI                                         Glen J. Pieczynski, age 57, has been a Fentura
                                                            Director since 1992 and a Bank Director since 1991.
                                                            He is a Class I Director.  Mr. Pieczynski is owner and
          -    Fentura Director since 1992                  President of Linden True Value Hardware, Inc., a long-


          -    Bank Director since 1991
 ----------------------------------------------------------

 established Linden community business since 1977.  Mr. Pieczynski received his B.S. from Michigan State
 University in 1965 and his M.S. from Eastern Michigan University in 1977.  He was a teacher at Atherton Junior
 High from 1965-1977 (math and science).  He has lived in the Fenton Linden area since 1965.  He is a Member of the Linden Zoning Board of Appeals.  He has been secretary/treasurer of the "Even Dozen Investment Club" of
 Linden, and is the President of Linden/Argentine Chamber of Commerce.


 ---------------------------------------------------------- --------------------------------------------------------
 FORREST A. SHOOK                                           Forrest A. Shook, age 56, has been a Fentura Director
                                                            since 1997 and a Bank Director since 1996.  He is a
                                                            Class III Director. He has served as Vice Chairman of
          -    Vice Chairman of Fentura and the Bank        the Boards of both Fentura and the Bank since 1997.
               Boards since 1997                            Mr. Shook is the founder and President of NLB
                                                            Corporation located in Wixom, Michigan.  NLB
                                                            Corporation is a manufacturer of high
          -    Fentura Director since 1997


          -    Bank Director since 1996
 ----------------------------------------------------------

pressure pumps that produce pressures up to 40,000 PSI, and are used around the world in many applications.



 ---------------------------------------------------------- --------------------------------------------------------

 DONALD L. GRILL                                            Donald L. Grill, age 51, has been a Director since
                                                            1996.  He is a Class III Director.  Mr. Grill joined
                                                            Fentura as President and Chief Executive Officer in
          -    President and CEO since 1996                 late 1996.  Prior to that, Mr. Grill enjoyed a long
                                                            career in community banking.  From 1976-1983, Mr.
                                                            Grill was
          -    Fentura and Bank Director since 1996
 ----------------------------------------------------------

 employed by Chemical Bank-Key State in Owosso, Michigan.  From 1983-1996, Mr. Grill was employed by First of
 America Bank Corporation and served as President and Chief Executive Officer of First of America
 Bank-Frankenmuth.  Mr. Grill received his Bachelor of Science Degree in Engineering from Michigan State
 University. Having been active in chamber of commerce activities prior to joining Fentura, Mr. Grill serves on the Board of Directors and Executive Committee of the Fenton Chamber of Commerce.  He is a Member of the advisory board at Baker College Graduate Studies Program, and a Member of the Fenton Rotary Club.


 ---------------------------------------------------------- --------------------------------------------------------
 JANIS L. RIZZO                                             Janis L. Rizzo, age 43, joined the Bank Board in 1998.
                                                            She has been the Controller for McLaren Health Care
                                                            Corporation since
          -    Bank Director since 1998
 ----------------------------------------------------------

 1987. Ms. Rizzo graduated with honors in accounting from Michigan State
 University in 1977, and became a Certified Public accountant in 1979. She worked in public accounting with the Flint firm of Milhouse and Holaly until 1987. A long-time Genesee county resident, Ms. Rizzo is active in community and civic service. She is affiliated with the Michigan Association of CPAs, the Hospital Finance Management Association, and serves on the Powers Catholic High
 School Board of Education and Holy Redeemer Education Commission.


EXECUTIVE OFFICERS
-------------------------------------------------------------------------------------------------------------------


          Fentura's Executive Officers are:

          -    Russell H. Van Gilder, Jr.--Chairman

          -    Forrest A. Shook--Vice Chairman

          -    Donald L. Grill--President and CEO

          -    Ronald L. Justice--Senior Vice President and CFO


Background information on all of the Executive Officers other than Mr. Justice is provided on the preceding pages.  Set forth below is some background information regarding Mr. Justice.






 ---------------------------------------------------------- --------------------------------------------------------
 RONALD L. JUSTICE
                                                            Ronald L. Justice, age 34, was promoted to Senior Vice
                                                            President in early 1999.  He has been Chief Financial
          -    Senior Vice President since 1999             Officer since 1995.  Prior to that, Mr. Justice was
                                                            Vice President of Corporate Administration
                                                            (1992-1994), Controller and Cashier(1990-1992) and
          -    CFO since 1995                               Chief Auditor (1989-1990).  Mr. Justice received


          -    Officer in various other capacities since
               1989
 ----------------------------------------------------------

 his Bachelors Degree in Business Administration from the University of Michigan in 1986.


 -------------------------------------------------------------------------------------------------------------------


PERFORMANCE GRAPH
--------------------------------------------------------------------------------




         The graph compares the cumulative total shareholder return on Fentura common stock for the last five years with the cumulative total return of the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc., and the Nasdaq Market Index assuming a $100 investment at the end of 1993. The Nasdaq Market Index is a broad equity market index. The KBW 50 Index is composed of 50 money center and regional bank holding companies. Cumulative total return is measured by dividing
(i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period.


         The graph assumes the investment of $100 in Fentura's common stock, the Nasdaq Market Index and the KBW 50 Index at the market close on December 31, 1993 and the reinvestment of all dividends through the period ending December 31, 1998.





--------------------------------------------------------------------------------

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG FENTURA BANCORP, INC.,
                      NASDAQ MARKET INDEX AND KBW 50 INDEX

          ------------------------FISCAL YEAR ENDING---------------------------
COMPANY/INDEX/MARKET           1993        1994        1995        1996        1997        1998

Fentura Bancorp, Inc.        100.00      116.88      136.20      150.62      210.70      411.30
KBW 50                       100.00       94.90      152.00      215.00      314.30      340.30
NASDAQ Market Index          100.00      104.99      136.18      169.23      207.00      291.96


                      ASSUMES $100 INVESTED ON JAN 1, 1994
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1996



--------------------------------------------------------------------------------

STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN MAJOR SHAREHOLDERS
--------------------------------------------------------------------------------

         In general, "beneficial ownership" includes those shares a Director or officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. The table below shows the beneficial stock ownership of our Directors, executive officers and those shareholders who hold more than 5% of our total outstanding shares.






                                             SHARES             OPTIONS                                 PERCENT
               NAME OF                    BENEFICIALLY        EXERCISABLE                                  OF
          BENEFICIAL OWNER                  OWNED(1)         WITHIN 60 DAYS          TOTAL           OUTSTANDING(2)
-------------------------------------- ------------------- ------------------- ------------------- -------------------

Richard A. Bagnall...............           6,119(3)              -0-                6,119                 *
Jon S. Gerych....................           3,656                 152                3,808                 *
Donald L. Grill..................           4,711(3)              -0-                4,711                 *
Philip J. Lasco..................           4,240(3)              152                4,392                 *
Thomas P.  McKenney..............           1,978(3)              152                2,130                 *
Brian P. Petty...................           5,624(3)              152                5,776                 *
Glen J. Pieczynski...............           2,980(3)              152                3,132                 *
Janis L. Rizzo...................             196(3)              -0-                  196                 *
Forrest A. Shook.................           9,396(3)              152                9,548                 *
Russell H. VanGilder, Jr.........          17,877                 152               18,029                1.28
Donald E. Johnson, Jr. (4).......         149,572                 -0-              149,572               10.75
Linda J. Lemieux(4)..............          77,870                 -0-               77,870                5.51
Mary Alice Heaton(4).............          77,856                 -0-               77,856                5.51
Directors and Executive Officers
     as a group (11 persons).....          56,848                 464               57,312                4.01
-----------------------------------------------------------------------------------------------------------------------

         (1) The number of shares in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding or relationship, or the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power.
         (2) The symbol * shown in this column indicates ownership of less than 1%.
         (3)  Ownership and voting rights of all shares are joint with spouse.
         (4) Each person's address is: SNB Trust Operations, 101 N. Washington Avenue, Saginaw, MI 48607.


COMPLIANCE WITH SECTION 16 REPORTING
--------------------------------------------------------------------------------

         The rules of the Securities and Exchange Commission require that Fentura disclose late filings of reports of stock ownership (and changes in stock ownership) by its Directors and executive officers. To the best of Fentura's knowledge, there were no late filings during 1998.

REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


COMPENSATION PHILOSOPHY


         The Compensation / ESOP Committee of the Board of Directors has adopted a compensation program based on the following compensation principles:

- The Bank provides the level of total compensation necessary to attract and retain quality employees at all levels of the organization.

-    Compensation is linked to performance and to the interests of shareholders.

- Incentive compensation programs recognize both individual and corporate performance.

-    Compensation balances rewards for short-term and long-term results.


COMPENSATION METHODOLOGY


         The Bank strives to provide a comprehensive compensation program that is both innovative and competitive, in order to attract and retain qualified talent.


         Each year the Compensation / ESOP committee reviews market data in order to assess the Bank's competitive position in each component of compensation, including base salary, annual incentive and long-term incentive compensation.


         The primary market comparison for cash compensation (base salary and annual incentive) is comprised of three broad-based surveys, each including hundreds of financial institutions. The comparison is a broad mix of institutions of the same size and operating within the same general market to recruit personnel. Target compensation is based on the median of base compensation and total compensation (including commissions and incentives). Several additional surveys are used to verify the results of the primary surveys and to allow for broader analysis of trends in compensation.


         The descriptions that follow of the components of compensation contain additional detail regarding compensation methodology. Compensation decisions regarding individuals may also be based on factors such as individual performance and level of responsibility.


         The committee has established a Salary Administration Plan, which provides for annual cash compensation consisting of base salary, commissions, and annual incentive. The relationship between base salary and annual incentive is based on salary grade. Personnel at higher grade levels have a larger percentage of their total cash compensation contingent on the accomplishment of corporate objectives.

COMPONENTS OF COMPENSATION


BASE SALARY


         Annual base salary is designed to compensate personnel for their sustained performance. Salary is based on : (1) grade level; (2) individual performance; and (3) comparative survey data. The committee approves in advance all salary increases for officers. Salaries for executive officers for 1998 were projected to be at the median of the compensation peer group.


ANNUAL INCENTIVE


         The Salary Administration Plan establishes a fixed percentage of annual salary as an executive's target annual incentive opportunity. The committee establishes the percentage based on comparative survey data on annual incentive opportunity in the compensation peer group. For executive officers, the percentage ranged from thirty percent of salary to forty five percent of salary, in the case of the CEO.


         Annual incentive is primarily based on meeting objectives using five principal measurements: return on equity, return on assets, net interest margin, earnings per share, and efficiency ratio.


         The following is the formula used to determine annual incentive payments for 1998:

- Twenty five percent of the target on-plan incentive would be paid if the Bank achieved the 1998 earnings objective approved by the Board of Directors during the approval of the 1998 budget plan.

- Twenty five percent of the target on-plan incentive would be paid if the Bank achieved the 1998 Return On Equity objective as approved in the 1998 budget plan.

- Twenty percent of the target on-plan incentive would be paid if the Bank achieved the 1998 Return On Assets objective as approved in the 1998 budget plan.

- Fifteen percent of the target on-plan incentive would be paid if the Bank achieved the 1998 Net Interest Margin objective as approved in the 1998 budget plan.


- Fifteen percent of the target on-plan incentive would be paid if the Bank achieved the 1998 Efficiency ratio objective as approved in the 1998 budget plan.


         Participants receive no payment for an objective unless a minimum threshold is achieved. Payments may range from zero to one hundred forty percent of the target incentive.


         The Bank achieved ninety three percent of the corporate objectives for 1998.

CHIEF EXECUTIVE OFFICER


         Donald L. Grill became President and Chief Executive Officer in December of 1996 and is evaluated annually as to his personal performance and regarding his role in directing company performance. The Compensation / ESOP committee meets annually, in private, to review Mr. Grill's performance. The Committee considers bank performance, community involvement and Director / Chairman communication, along with employee assessments gathered by the Human Resources Department, in considering Mr. Grill's compensation.


SALARY AND ANNUAL INCENTIVE

- At the close of 1997, the Committee decided that Mr. Grill achieved one hundred percent of his personal objectives. Therefore, Mr. Grill received a 7 percent salary increase for 1998.

- Based on the Bank achieving ninety three percent of its objectives, and the evaluation of Mr. Grill's personal performance, he received an annual incentive of $72,726.

- Mr. Grill's total annual compensation for 1998, including salary and annual incentive, were slightly above the median for his position, in both the primary and secondary surveys used to determine cash compensation.


         SUBMITTED BY THE COMPENSATION/ESOP COMMITTEE OF THE BOARD OF
DIRECTORS: BRIAN P. PETTY; FORREST A. SHOOK; AND RUSSELL H. VAN GILDER, JR.




EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------



         Fentura does not compensate any of its executive officers, all of whom are also executive officers of the Bank and are paid by the Bank for their services to the Bank. The following table shows compensation for services to the Bank of the Bank's chief executive officer (the only executive officer who received cash compensation in excess of $100,000).




SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------

                                                          Annual Compensation
                                         ------------------------------------------------------

          Name and                                                           Other Annual              All Other
     Principal Position         Year       Salary($)       Bonus($)         Compensation($)       Compensation($)(1)
----------------------------- ---------- -------------- ---------------- ---------------------- ------------------------

Donald L. Grill               1998         $171,200         $72,726             $10,250                 $3,021
President                     1997          160,000          86,240(2)           10,250                   -0-
Chief Executive Officer       1996(3)         6,717           -0-                 -0-                     -0-

----------------------------- ---------- -------------- ---------------- ---------------------- ------------------------

(1) Employer contribution amount to 401(k) plan for employer's account.
(2) In 1997, Mr. Grill received an incentive compensation payment of $20,000 offered to encourage Mr. Grill to leave his prior employment and join the Bank. The Bank also reimbursed Mr. Grill in the amount of $42,000 for certain taxes he incurred as a result of accepting employment with the Bank.
(3)  Mr. Grill joined Fentura in December 1996.

RETIREMENT AND CHANGE IN CONTROL ARRANGEMENTS FOR KEY OFFICERS
--------------------------------------------------------------------------------

RETIREMENT PLANS


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         During 1998, the Fentura and Bank Boards approved the establishment of a Supplemental Executive Retirement Plan (SERP) for key executives. The plan is designed to encourage executives to remain as long term employees of the Bank and Fentura, and to provide the executive with supplemental retirement income. Unfunded plan benefits are accrued based on participant longevity and company return on equity. Following formal implementation during 1999, further details will be provided in the 2000 Proxy Statement.


SPLIT-DOLLAR RETIREMENT PLAN

         Also in 1998, the Fentura and State Bank Boards approved the establishment of a Split Dollar Supplemental Retirement Plan for key executives. The plan is designed to encourage executives to remain as long term employees of the Bank and corporation, and to provide the executive with supplemental retirement income. The plan is a life insurance backed product that allows participants to direct funds through various investment vehicles. Following formal implementation during 1999, further details will be provided in the 2000 Proxy Statement.


QUALIFIED RETIREMENT PLANS


         Fentura and the Bank offer two separate qualified retirement plans, the first of which is the Employee Stock Ownership Plan (ESOP) and the second is a 401k profit sharing plan. The ESOP is one hundred percent funded by the Bank. Based on the Bank's earnings the Board approves an amount to be distributed into eligible participants accounts. In order to promote longevity with the Bank, this plan includes a vesting schedule of seven years before a participant is fully vested. The 401k profit sharing plan allows participants to defer compensation, before taxes, in order to invest in various investment vehicles. Participants also receive a corporate match of 50% up to a maximum of 6% of base salary.


SEVERANCE AGREEMENT


         Fentura and the Bank have entered into a Severance Compensation Agreement with Donald L. Grill. Under this agreement, if a "change in control" (as defined in the agreement) occurs while Mr. Grill is an employee of Fentura or the Bank, and if within five years thereafter Mr. Grill's employment is terminated by the Bank without "cause", by Mr. Grill for "good reason", or by either party because of Mr. Grill's death or "disability" (in each case, as such terms are defined in the agreements), then the Bank shall thereafter pay Mr. Grill an annual amount equal to 50% of the highest amount of Mr. Grill's "annual compensation" (as defined in the agreements) in the five preceding calendar years, for a period of five years after the termination date (or until the first day of the month immediately preceding Mr. Grill's "normal retirement date", if earlier). If Mr. Grill dies after this payment obligation begins, or if Mr. Grill so elects, the Bank will be obligated to make a lump sum payment of these payments, discounted to the then present value using a 10% per year discount rate. In addition, the Bank shall provide Mr. Grill with hospital and medical coverage for the full "COBRA" period. However, if the payments exceed the ceiling amount for deductibility under Section 280G of the Internal Revenue Code of 1986 (generally, three times Mr. Grill's annual compensation), then the payments shall be reduced to the maximum amount allowable under Section 280G.


OTHER INFORMATION
--------------------------------------------------------------------------------

TRANSACTIONS WITH CERTAIN INTERESTED PARTIES


Certain of Fentura's Directors and executive officers, including their affiliates, were loan customers of the Bank during 1998, 1997, 1996. Such loans were made in the ordinary course of business at the Bank's normal credit terms and interest rates, and do not represent more than a normal risk of collection. Total loans to these persons at December 31, 1998, 1997, and 1996 amounted to $909,025, $1,466,396, and $1,448,047, respectively. During 1998, $442,629 of new loans were made and repayments totaled $1,100,000. At December 31, 1998, these loans aggregated 3.03 % of consolidated stockholders' equity.


SHAREHOLDER PROPOSALS


An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2000 Annual Meeting of Shareholders must notify the Secretary of the Company. The proposal must be received at the Company's offices no later than November 25, 1999.


EXPENSES OF SOLICITATION


Fentura pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by Fentura officers and employees without additional compensation. Fentura pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.





BY ORDER OF THE BOARD OF DIRECTORS,





Richard A. Bagnall
Secretary


Dated: March 24, 1999





     See enclosed voting (proxy) form - please sign and mail promptly.

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996


                                    CONTENTS





                                                                            PAGE
                                                                            ----

Report of Independent Certified Public Accountants........................    3

FINANCIAL STATEMENTS

    Consolidated Balance Sheets...........................................    4

    Consolidated Statements of Income.....................................    5

    Consolidated Statements of Comprehensive Income.......................    6

    Consolidated Statements of Stockholders' Equity.......................    7

    Consolidated Statements of Cash Flows.................................    8

    Notes to Consolidated Financial Statements............................    9

                          [GRANT THORNTON LETTERHEAD]




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS









Board of Directors
Fentura Bancorp, Inc.

We have audited the accompanying consolidated balance sheets of Fentura Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fentura Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their consolidated operations and their consolidated cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


/S/ GRANT THORNTON LLP

Southfield, Michigan
January 13, 1999

                              FENTURA BANCORP, INC.

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                  DECEMBER 31,

====================================================================================================================

                                                  ASSETS                                     1998            1997
                                                                                           --------        --------
Cash and due from banks (Note B)                                                          $  11,858       $  11,047
Federal funds sold                                                                            6,300           5,400
                                                                                           --------        --------
                 Cash and cash equivalents                                                   18,158          16,447

Time deposits with other banks                                                                  -                95
Loans held for sale                                                                          10,507           3,525
Investment securities-held to maturity, at cost (market value of
    $11,695 and $9,699 in 1998 and 1997, respectively) (Note C)                              11,377           9,590
Investment securities-available for sale, at market (Note C)                                 66,579          46,460
Loans (Note D)                                                                              161,906         180,673
Less allowance for possible credit losses (Note D)                                           (2,783)         (2,955)
                                                                                           --------        --------
                 Net loans                                                                  159,123         177,718

Bank premises and equipment, net (Note E)                                                     3,996           3,990
Accrued interest receivable                                                                   1,658           1,907
Other assets                                                                                  3,649           3,066
                                                                                           --------        --------
                 Total assets                                                              $275,047        $262,798
                                                                                          =========       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
    Deposits (Note F)
       Interest bearing                                                                    $211,131        $199,462
       Noninterest bearing                                                                   29,974          31,072
                                                                                           --------        --------
                 Total deposits                                                             241,105         230,534

    Short-term borrowings                                                                        41           1,500
    FHLB Advances (Note G)                                                                    1,175           1,185
    Accrued taxes, interest and other liabilities (Note H)                                    2,704           2,837
                                                                                           --------        --------
                 Total liabilities                                                          245,025         236,056

STOCKHOLDERS' EQUITY
    Common stock, $2.50 par value; 2,000,000 shares authorized, 1,408,436 and
       1,384,686 shares issued and outstanding in
       1998 and 1997, respectively                                                            3,521           3,462
    Capital surplus                                                                          17,644          16,913
    Retained earnings                                                                         8,664           6,308
    Accumulated other comprehensive income                                                      193              59
                                                                                           --------        --------
                 Total stockholders' equity                                                  30,022          26,742
                                                                                           --------        --------
                 Total liabilities and stockholders' equity                                $275,047        $262,798
                                                                                          =========       =========

                 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                              FENTURA BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                            YEARS ENDED DECEMBER 31,

====================================================================================================================

                                                                                1998          1997           1996
                                                                               -------      -------         -------
Interest income
    Loans                                                                      $17,487      $18,036         $17,337
    Investment securities
       Taxable                                                                   2,840        2,886           2,378
       Tax exempt                                                                  515          390             434
    Short-term investments                                                         598          289             353
                                                                               -------      -------         -------
                 Total interest income                                          21,440       21,601          20,502
Interest expense
    Deposits                                                                     8,487        8,994           8,389
    Short-term borrowings                                                          161          173             182
                                                                               -------      -------         -------
                 Total interest expense                                          8,648        9,167           8,571
                                                                               -------      -------         -------
Net interest income                                                             12,792       12,434          11,931
Provision for possible credit losses (Note D)                                      724          624             648
                                                                               -------      -------         -------
Net interest income after provision for possible credit losses                  12,068       11,810          11,283
Other operating income
    Service charges on deposit accounts                                          1,766        1,584           1,439
    Gain on sale of mortgages                                                      283          215             326
    Mortgage servicing income                                                      181          314             364
    Fiduciary income                                                               562          490             350
    Other                                                                        1,124          869             993
    Gain on security transactions (Note C)                                         112          -               -
                                                                               -------      -------         -------
                 Total other operating income                                    4,028        3,472           3,472
Other operating expenses
    Salaries and employee benefits (Note I)                                      5,025        4,925           4,661
    Net occupancy costs                                                            723          682             645
    Net furniture and equipment costs                                            1,396        1,423           1,317
    Office supplies                                                                313          262             320
    FDIC assessment                                                                 28           28               2
    Advertising and promotional                                                    249          305             354
    Loss on security transactions (Note C)                                         -             12              67
    Other                                                                        2,814        2,605           2,824
                                                                               -------      -------         -------
                 Total other operating expenses                                 10,548       10,242          10,190
                                                                               -------      -------         -------
Income before income taxes                                                       5,548        5,040           4,565
Provision for income taxes (Note H)                                              1,728        1,580           1,332
                                                                               -------      -------         -------
Net income                                                                    $  3,820     $  3,460        $  3,233
                                                                              ========     ========        ========
Per share amounts
    Net income - basic                                                       $    2.73      $  2.53        $   2.42
    Cash dividends                                                           $    1.05      $  1.31        $   0.97
Average number of common shares outstanding                                  1,399,408    1,367,988       1,336,212

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                              FENTURA BANCORP, INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                            YEARS ENDED DECEMBER 31,

================================================================================

                                                     1998      1997       1996
                                                    ------    ------     ------
Net income                                         $ 3,820   $ 3,460    $ 3,233

Other comprehensive income, net of tax:
    Unrealized holding gains (losses) arising
       during period                                   208       226       (143)

    Less:  reclassification adjustment for gains
       (losses) included in net income                  74        (8)       (23)
                                                   -------   -------    -------
Other comprehensive income (loss)                      134       234       (120)
                                                   -------   -------    -------
Comprehensive income                               $ 3,954   $ 3,694    $ 3,113
                                                   =======   =======    =======






























        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                              FENTURA BANCORP, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

====================================================================================================================================

                                                                                                      ACCUMULATED
                                                                                                        OTHER
                                                                                                     COMPREHENSIVE       TOTAL
                                                          COMMON        CAPITAL         RETAINED        INCOME        STOCKHOLDERS'
                                                          STOCK         SURPLUS         EARNINGS        (LOSS)           EQUITY
                                                         --------       --------        --------     -------------    -------------
Balance, January 1, 1996                                 $  3,335       $ 15,910        $  2,690     $    (55)           $ 21,880
    Net income                                                 --             --           3,233           --               3,233
    Cash dividends                                             --             --          (1,291)          --              (1,291)
    Issuance of shares under stock
       purchase plans (Note J):
         Automatic Dividend
           Reinvestment Plan                                   18            125              --           --                 143
         Directors Stock Purchase Plan                         20            144              --           --                 164
         Retainer Stock Plan                                    7             44              --           --                  51
    Issuance of shares                                          6             43              --           --                  49
    Other comprehensive loss                                   --             --              --         (120)               (120)
                                                         --------       --------        --------     --------            --------
Balance, December 31, 1996                                  3,386         16,266           4,632         (175)             24,109
    Net income                                                 --             --           3,460           --               3,460
    Cash dividends                                             --             --          (1,784)          --              (1,784)
    Issuance of shares under
      stock purchase plans (Note J):
        Automatic Dividend
          Reinvestment Plan                                    43            384              --           --                 427
        Directors Stock Purchase Plan                          20            154              --           --                 174
        Retainer Stock Plan                                     8             72              --           --                  80
    Issuance of shares                                          5             37              --           --                  42
    Other comprehensive income                                 --             --              --          234                 234
                                                         --------       --------        --------     --------            --------
Balance, December 31, 1997                                  3,462         16,913           6,308           59              26,742
    Net income                                                 --                          3,820           --               3,820
    Cash dividends                                             --                         (1,464)          --              (1,464)
    Issuance of shares under
      stock purchase plans (Note J):
        Automatic Dividend
          Reinvestment Plan                                    23            346              --           --                 369
        Directors Stock Purchase Plan                          20            204              --           --                 224
        Retainer Stock Plan                                     5             69              --           --                  74
    Issuance of shares                                         11            112              --           --                 123
    Other comprehensive income                                 --             --              --          134                 134
                                                         --------       --------        --------     --------            --------
Balance, December 31, 1998                               $  3,521       $ 17,644        $  8,664     $    193            $ 30,022
                                                         ========       ========        ========     ========            ========


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                              FENTURA BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                            YEARS ENDED DECEMBER 31,

===================================================================================================================================

                                                                                               1998            1997          1996
                                                                                              -------        -------        -------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                               $  3,820       $  3,460       $  3,233
    Adjustments to reconcile net income to net cash
       (used in) provided by operating activities
          Depreciation and amortization                                                           907            999            949
          Deferred income taxes (benefit)                                                          48            (16)          (120)
          Provision for possible credit losses                                                    724            624            648
          Amortization (accretion) on securities                                                  (47)           100            129
          Realized (gain) loss on sale of investment securities                                  (112)            12             67
          Increase in loans held for sale                                                      (6,982)        (2,518)           (82)
          Decrease (increase) in accrued interest receivable                                      249            (72)          (158)
          (Increase) decrease in other assets and other liabilities                              (834)        (1,185)         1,736
                                                                                             --------       --------       --------
                 Total adjustments                                                             (6,047)        (2,056)         3,169
                                                                                             --------       --------       --------
                 Net cash (used in) provided by operating activities                           (2,227)         1,404          6,402

CASH FLOWS FROM INVESTING ACTIVITIES
    Net decrease in time deposits with other banks                                                 95           --               95
    Proceeds from sales of investment securities                                               11,014          7,491          5,449
    Proceeds from maturities of investment securities                                          38,582         12,713         11,966
    Purchase of investment securities                                                         (71,140)       (25,128)       (22,849)
    Originations of loans, net of principal repayments                                         (3,023)       (22,211)        (8,847)
    Proceeds from sales of loans                                                               20,895         16,262            724
    Acquisition of premises and equipment                                                        (914)          (229)        (1,832)
    Proceeds from sales of premises and equipment                                                   1             34           --
                                                                                             --------       --------       --------
                 Net cash used in investing activities                                         (4,490)       (11,068)       (15,294)

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in demand deposits, NOW accounts,
       and savings accounts                                                                    12,234          5,637          2,382
    Net (decrease) increase in certificates of deposit                                         (1,663)           848         10,182
    Net (decrease) increase in short-term borrowings                                           (1,459)           326            543
    Net decrease in FHLB advances                                                                 (10)           (10)          (805)
    Cash dividends                                                                             (1,464)        (1,784)        (1,291)
    Proceeds from issuance of stock                                                               790            723            407
                                                                                             --------       --------       --------
                 Net cash provided by financing activities                                      8,428          5,740         11,418
                                                                                             --------       --------       --------
Net increase (decrease) in cash and cash equivalents                                            1,711         (3,924)         2,526
Cash and cash equivalents at beginning of year                                                 16,447         20,371         17,845
                                                                                             --------       --------       --------
Cash and cash equivalents at end of year                                                     $ 18,158       $ 16,447       $ 20,371
                                                                                             ========       ========       ========
Supplemental disclosure of cash flow information: Cash paid during the year for:
        Interest                                                                             $  8,725       $  8,954       $  9,382
        Income taxes                                                                         $  1,727       $  1,477       $  1,575

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                              FENTURA BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND OPERATIONS
Fentura Bancorp, Inc. (the Corporation) began operations as a bank holding company in 1988 by issuance of its common stock in exchange for all of the common stock of The State Bank. The State Bank has been in existence since 1898 and operates nine community banking offices offering banking and trust services principally to individuals, small businesses, and government entities primarily in Genesee, Livingston and Oakland counties.

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary, The State Bank (the Bank). All significant intercompany transactions are eliminated in consolidation.

LOANS HELD FOR SALE
Loans held for sale are carried at the lower of cost or estimated market value. Market value is determined in the aggregate on the basis of existing forward commitments or fair values attributable to similar mortgage loans.

INVESTMENT SECURITIES
Investment securities are classified based on the Corporation's intent with respect to holding securities.

Securities purchased, where the Corporation has both the positive intent and ability to hold to maturity, are classified as held to maturity and are recorded at cost, adjusted for amortization of premium and accretion of discount.

All other securities purchased by the Corporation are classified as available for sale and carried at market value. Unrealized gains and losses on available for sale securities are excluded from income and recorded as an amount, net of tax, in a separate component of comprehensive income until realized.

INTEREST INCOME ON LOANS
Interest on loans is accrued and credited to income based upon the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid interest accrued during the current quarter is reversed, and unpaid interest accrued during prior quarters is charged to the allowance for possible credit losses. Interest accruals are generally resumed when all delinquent principal and/or interest has been brought current or the loan becomes both well secured and in the process of collection.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOAN ORIGINATION FEES AND COSTS

Loan origination fees and certain direct loan origination costs are capitalized and recognized over the life of the related loans as a yield adjustment.

LOAN IMPAIRMENT

A loan is identified as impaired when it is probable in the opinion of management that interest and principal may not be collected according to the contractual terms of the loan agreement.

ALLOWANCE FOR POSSIBLE CREDIT LOSSES

The allowance is maintained at a level considered by management to be adequate to provide for reasonably foreseeable loan losses based on an evaluation of the loan portfolio, loan loss experience and the economic environment.

MORTGAGE SERVICING RIGHTS

Mortgage servicing rights represent the cost of acquiring the right to service mortgage loans. These costs are initially capitalized and subsequently amortized in proportion to, and over the period of, the estimated net loan servicing income. The value of the mortgage servicing rights are periodically evaluated in relation to the estimated discounted net future servicing revenues. Any valuation adjustment is recorded as an offset to the asset.

BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over useful lives ranging from 3 to 50 years.

INCOME TAXES

The Corporation files a consolidated Federal income tax return. The Corporation utilizes the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Tax planning strategies are utilized in the computation of deferred federal income taxes. In addition, the current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes receivable or payable currently or in future years.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME PER SHARE

Basic income per share excludes dilution and is computed by dividing income available to common shareholders by the weighed average common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock or resulted in the issuance of common stock that then shared in the income of the entity.

COMPREHENSIVE INCOME

The Financial Accounting Standards Board (FASB) has issued SFAS No. 130, "Comprehensive Income." The Statement requires that entities present items of other comprehensive income in a financial statement with the same prominence as other financial statements. The Corporation adopted SFAS No. 130 in 1998.

USE OF ESTIMATES

In the preparation of financial statements, management is required to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, the Corporation considers cash on hand, cash due from banks and federal funds sold to be cash equivalents.

ISSUED BUT NOT YET ADOPTED ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The statement is effective July 1, 1999 for the Corporation; however, management does not expect this pronouncement to have a significant impact on the Corporation's financial position.

The FASB has issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." The statement requires that an entity engaged in mortgage banking activities classify resulting mortgage-backed securities and other retained interests based on its ability and intent to sell or hold those investments. This statement is effective in 1999 for the Corporation; however, management does not expect this pronouncement to have an impact on the Corporation's financial position.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE B - RESTRICTED CASH BALANCES

Aggregate reserves of $3,011,000 were maintained in the form of vault cash and deposits with the Federal Reserve Bank to satisfy regulatory requirements at December 31, 1998.

NOTE C - INVESTMENT SECURITIES

The amortized cost and estimated market value of investment securities held to maturity at December 31, 1998, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 ESTIMATED
                                                   AMORTIZED      MARKET
                                                     COST         VALUE
                                                   ---------    ---------
           Due in one year or less                  $   445      $   448
           Due in one year through five years         5,315        5,441
           Due after five years through ten years     3,038        3,142
           Due after ten years                        2,579        2,664
                                                    -------      -------
                                                    $11,377      $11,695
                                                    =======      =======

The amortized cost and estimated market value of investments in securities held to maturity, by major category, are as follows (in thousands):

                                                                         DECEMBER 31, 1998
                                                       --------------------------------------------------
                                                                       GROSS         GROSS      ESTIMATED
                                                       AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                         COST          GAINS        LOSSES        VALUE
                                                       ---------    ----------    ----------    ---------
Obligations of states and political subdivisions        $11,377        $324           $6         $11,695
                                                        =======        ====           ==         =======


                                                                         DECEMBER 31, 1997
                                                       --------------------------------------------------
                                                                       GROSS         GROSS      ESTIMATED
                                                       AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                         COST          GAINS        LOSSES        VALUE
                                                       ---------    ----------    ----------    ---------
Obligations of states and political subdivisions         $9,590        $121           $12         $9,699
                                                         ======        ====           ===         ======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE C - INVESTMENT SECURITIES (CONTINUED)

The amortized cost and estimated market value of investment securities available for sale at December 31, 1998, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                        ESTIMATED
                                                          AMORTIZED       MARKET
                                                            COST          VALUE
                                                          ---------     ---------
Due in one year or less                                    $20,954       $20,939
Due in one year through five years                           9,002         9,059
Due after five years through ten years                      22,366        22,628
                                                           -------       -------
                                                            52,322        52,626
Equity securities                                            1,263         1,263
Mortgage backed securities                                  12,702        12,690
                                                           -------       -------
                                                           $66,287       $66,579
                                                           =======       =======

The amortized cost and estimated market value of investments in debt securities available for sale, by major category, are as follows (in thousands):

                                                                                               DECEMBER 31, 1998
                                                                             ------------------------------------------------------
                                                                                             GROSS         GROSS          ESTIMATED
                                                                             AMORTIZED     UNREALIZED    UNREALIZED         MARKET
                                                                                COST         GAINS          LOSSES          VALUE
                                                                             ---------     ----------    ----------       ---------
Obligations of US government corporations and agencies                        $52,322        $   325        $    21        $52,626
Equity securities                                                               1,263             --             --          1,263
Mortgage backed securities                                                     12,702             20             32         12,690
                                                                              -------        -------        -------        -------
                                                                              $66,287        $   345        $    53        $66,579
                                                                              =======        =======        =======        =======


                                                                                               DECEMBER 31, 1997
                                                                             ------------------------------------------------------
                                                                                             GROSS         GROSS          ESTIMATED
                                                                             AMORTIZED     UNREALIZED    UNREALIZED         MARKET
                                                                                COST         GAINS          LOSSES          VALUE
                                                                             ---------     ----------    ----------       ---------
Obligations of US government corporations and agencies                        $42,065        $   167        $    67        $42,165
Equity securities                                                                 760           --             --              760
Mortgage backed securities                                                      3,547              9             21          3,535
                                                                              -------        -------        -------        -------
                                                                              $46,372        $   176        $    88        $46,460
                                                                              =======        =======        =======        =======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE C - INVESTMENT SECURITIES (CONTINUED)

Securities having a carrying value of $2,535,000 (market value of $2,569,000) were pledged at December 31, 1998 to secure public deposits, repurchase agreements, and for other purposes required by law.

Gross gains on sales of securities of $115,000, $24,000 and $41,000 and gross losses of $3,000, $36,000 and $108,000 were recognized in 1998, 1997 and 1996, respectively.

NOTE D - LOANS

Major categories of loans included in the portfolio at December 31, are as follows (in thousands):

                                               1998       1997
                                             --------   --------
                Commercial                   $ 78,832   $ 81,544
                Real estate - construction      9,010     14,589
                Real estate - mortgage         11,641     15,007
                Consumer                       62,423     69,533
                                             --------   --------
                                             $161,906   $180,673
                                             ========   ========

Final loan maturities and rate sensitivity of the loan portfolio at December 31, 1998 are as follows (in thousands):

                                     WITHIN      ONE-       AFTER
                                      ONE        FIVE       FIVE
                                     YEAR        YEARS      YEARS      TOTAL
                                    --------   --------   --------   --------
 Commercial                         $ 27,372   $ 53,278   $  3,048   $ 83,698
 Real Estate                           5,375      2,067      8,343     15,785
 Consumer                              8,002     44,945      9,476     62,423
                                    --------   --------   --------   --------
                                    $ 40,749   $100,290   $ 20,867   $161,906
                                    ========   ========   ========   ========

 Loans at fixed interest rates      $ 19,931   $ 78,454   $ 20,583   $118,968
 Loans at variable interest rates     20,818     21,836        284     42,938
                                    --------   --------   --------   --------
                                    $ 40,749   $100,290   $ 20,867   $161,906
                                    ========   ========   ========   ========

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE D - LOANS (CONTINUED)

The aggregate balances on nonaccrual loans and the reduction of interest income associated with these loans at December 31, are as follows (in thousands):

                                                             1998         1997
                                                            ------       -------
Nonaccrual loans                                            $1,102       $1,866
                                                            ======       ======
As a percentage of total loans                                0.68%        1.03%
                                                            ======       ======
Income in accordance with original loan terms               $  141       $  173
Income recognized                                             --           --
                                                            ------       ------
Reduction in interest income                                $  141       $  173
                                                            ======       ======


Certain directors and executive officers of the Corporation, including their associates, were loan customers of the Bank during 1998 and 1997. Such loans were made in the ordinary course of business at the Bank's normal credit terms and interest rates, and do not represent more than a normal risk of collection. Total loans to these persons at December 31, 1998, 1997 and 1996 amounted to $909,000, $1,466,000, and $1,448,000, respectively. During 1998, $443,000 of new loans were made and repayments totaled $1,000,000. At December 31, 1998 these loans aggregated 3.0% of consolidated stockholders' equity.

Transactions in the allowance for possible credit losses for the years ended December 31, were as follows (in thousands):

                                                      1998      1997      1996
                                                     ------    ------    ------
Balance, beginning of year                           $2,955    $2,836    $2,618
Provision for possible credit losses charged to
    operations                                          724       624       648
                                                     ------    ------    ------
                                                      3,679     3,460     3,266
Loans charged off, net of recoveries of $172
    $64 and $79 for 1998, 1997 and 1996,
    respectively                                        896       505       430
                                                     ------    ------    ------
Balance, end of year                                 $2,783    $2,955    $2,836
                                                     ======    ======    ======
As a percent of total loans                            1.72%     1.64%     1.62%
                                                     ======    ======    ======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE D - LOANS (CONTINUED)

Loan impairment is measured by estimating the expected future cash flows and discounting them at the respective effective interest rate or by valuing the underlying collateral. The recorded investment in these loans is as follows at December 31, (in thousands):

                                                               1998        1997
                                                              ------      ------
Principal amount not requiring allowance                      $  319      $    5
Principal amount requiring specific allowance                  1,829       3,216
                                                              ------      ------
                                                               2,148       3,221
Less:  valuation allowance                                       496         840
                                                              ------      ------
                                                              $1,652      $2,381
                                                              ======      ======

The above valuation allowance related to impaired loans is included in the total allowance for possible credit losses.

Interest income recognized on impaired loans based on cash collections totaled approximately $204,000, $199,000, and $123,000 for the years ended December 31, 1998, 1997 and 1996, respectively. The average recorded investment in impaired loans was $2,685,000, $2,090,000, and $758,000 during the years ended December 31, 1998, 1997 and 1996.

NOTE E - BANK PREMISES AND EQUIPMENT

Bank premises and equipment are comprised of the following at December 31, (in thousands):

                                                           1998           1997
                                                          -------        -------
Land and land improvements                                $   463        $   355
Building and building improvements                          3,274          2,754
Furniture and equipment                                     6,822          6,560
                                                          -------        -------
                                                           10,559          9,669
Less accumulated depreciation                               6,563          5,679
                                                          -------        -------
                                                          $ 3,996        $ 3,990
                                                          =======        =======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE F - DEPOSITS

The following is a summary of deposits at December 31, (in thousands):

                                                                                   1998           1997
                                                                                ---------      ---------
         Interest bearing:
             Savings                                                            $  65,948      $  61,026
             Money market demand                                                   41,669         33,258
             Time, $100,000 and over                                               27,257         25,605
             Time, $100,000 and under                                              76,257         79,573
                                                                                 --------       --------
                                                                                 $211,131       $199,462
                                                                                =========      =========
         Noninterest bearing:
             Demand                                                             $  29,974      $  31,072
                                                                                =========      =========

At December 31, 1998, scheduled maturity of time deposits were as follows (in thousands):

                                                                                 AMOUNT
                                                                                ---------
             Less than 1 year                                                   $  73,731
             1 - 5 years                                                           29,536
             Over 5 years                                                             247
                                                                                 --------
                                                                                 $103,514
                                                                                =========

NOTE G - FHLB ADVANCES

The Bank has the authority and approval from the FHLB to utilize $15,000,000 in collateralized borrowings. Advances at December 31, 1998 mature in 2016. Pursuant to collateral agreements with the FHLB, advances are collateralized by the unpaid principal balance of permanent 1-4 family whole mortgage loans, the outstanding balance of U.S. government and agency securities, and the outstanding balance of mortgage backed securities. The average monthly amount of outstanding advances approximated $1,200,000 during 1998 and 1997, respectively. Interest expense for advances totaled approximately $87,000, $87,000 and $93,000 during 1998, 1997 and 1996, respectively.

NOTE H - INCOME TAXES

The provision for income taxes reflected in the consolidated statements of income for the years ended December 31, consists of the following (in thousands):

                                             1998        1997        1996
                                            ------      ------      ------
         Current                            $1,680      $1,596      $1,452
         Deferred                               48         (16)       (120)
                                            ------      ------      ------
                                            $1,728      $1,580      $1,332
                                            ======      ======      ======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE H - INCOME TAXES (CONTINUED)

Income tax expense was less than the amount computed by applying the statutory federal income tax rate to income before income taxes. The reasons for the difference are as follows:

                                                                             % OF PRETAX INCOME
                                                                       ---------------------------------
                                                                        1998          1997        1996
                                                                       ------       -------      -------
         Income tax at statutory rate                                    34%          34%          34%
         Tax exempt interest                                             (3)          (2)          (3)
         Other                                                            -           (1)          (2)
                                                                       -----        -----        -----
         Actual income tax expense                                       31%          31%          29%
                                                                       =====        =====        =====

The net deferred tax asset and current liability are reflected in the balance sheet in other assets and accrued taxes, interest and other liabilities, respectively. The details of the net deferred tax asset and current liability at December 31, are as follows (in thousands):

                                                                                  1998          1997
                                                                                  -----        ------
Deferred tax assets
    Provision for possible credit losses                                          $ 753        $  811
    Deferred loan fees                                                                4            11
    Deferred compensation                                                            86            92
    Other                                                                            57            62
                                                                                  -----        ------
               Total deferred tax assets                                            900           976

Deferred tax liabilities
    Depreciation                                                                    (41)          (90)
    Gain on sale of mortgage servicing rights                                      (131)         (105)
    Unrealized gains on investment securities available for sale                    (99)          (30)
    Other                                                                           (86)          (91)
                                                                                  -----         -----
              Total deferred tax liabilities                                       (357)         (316)
                                                                                  -----         -----
               Net deferred tax asset                                               543           660
               Current liability                                                   (127)         (126)
                                                                                  -----         -----
                                                                                  $ 416        $  534
                                                                                  =====        ======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE I - BENEFIT PLANS

The Corporation has a noncontributory discretionary employee stock ownership plan (Plan) covering substantially all of its employees. It is the Plan's intention to invest principally in the Corporation's common stock. The contribution to the Plan in 1998, 1997 and 1996 was $122,000, $145,000 and $135,000, respectively.

The Corporation has also established a 401(k) Plan where 50% of the employees' contribution can be matched with a discretionary contribution by the Corporation up to a maximum of 6% of gross wages. The contribution to the 401(k) Plan for 1998, 1997 and 1996 was $76,000, $32,000 and $31,000, respectively.

NOTE J - STOCK PURCHASE AND OPTION PLANS

The Corporation implemented the following stock purchase and option plans in 1997.

The Automatic Dividend Reinvestment Plan ("DRIP") permits enrolled shareholders to automatically use dividends paid on common stock to purchase additional shares of the Corporation's common stock at the fair market value on the investment date. Any shareholder who is the beneficial or record owner of not more than 9.9% of the issued and outstanding shares of the Corporation's common stock is eligible to participate in the plan.

The Directors Stock Purchase Plan permits directors of the Corporation to purchase shares of common stock made available for purchase under the plan at the fair market value on the fifteenth day prior to the annual issuance date. The total number of shares issuable under this plan is limited to 8,000 shares in any calendar year.

The Retainer Stock Plan for Directors allows directors to elect to receive shares of common stock in full or partial payment of the directors' retainer fees and fees for attending meetings. The number of shares is determined by dividing the dollar amount of fees to be paid in shares by the market value of the stock on the first business day prior to the payment date.

The Executive Stock Bonus Plan permits the administrator of the plan to grant shares of the Corporation's common stock to eligible employees. Any executive or managerial level employee is eligible to receive grants under the plan. The plan is administered by the Board of Directors.

The Nonemployee Director Stock Option Plan grants options to nonemployee directors to purchase the Corporation's common stock on April 1 each year. The purchase price of the shares is the fair market value at the date of the grant, and there is a three year vesting period before options may be exercised. Options to acquire no more than 5,600 shares of stock may be granted under the Plan in any calendar year and options to acquire not more than 56,000 shares in the aggregate may be outstanding at any one time. There were 6,900 and 3,220 options outstanding under this plan at December 31, 1998 and 1997, respectively.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE J - STOCK PURCHASE AND OPTION PLANS (CONTINUED)

The Employee Stock Option Plan grants options to eligible employees to purchase the Corporation's common stock at or above, the fair market value of the stock at the date of the grant. Awards granted under this plan are limited to an aggregate of 60,000 shares. The administrator of the plan is a committee of directors. The administrator has the power to determine the number of options to be granted, the exercise price of the options and other terms of the options, subject to consistency with the terms of the plan. There were no options outstanding under this plan at December 31, 1998 and 1997.

Pursuant to a separate agreement with a family who collectively hold more than 9.9% of the Corporation's stock, on or prior to January 31 of each year beginning January 31, 1997, the Corporation is to advise the family, in a written notice, of the number of shares sold under the DRIP . Each family member will have the option, until February 28 of the same year, to purchase from the Corporation one-third of the total number of shares that would be sufficient to prevent the dilution to all family members as a group that would otherwise result solely as a result of the DRIP shares. The purchase price under this agreement is the fair market value on December 31 of the year immediately preceding the year in which the written notice is given.

The options granted under the above described option plans are not significant to the Corporation, consequently pro forma disclosures under SFAS No. 123, "Accounting for Stock Based Compensation," have not been presented.

NOTE K - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Bank meets its capital adequacy requirements to which it is subject.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE K - REGULATORY MATTERS (CONTINUED)

As of December 31, 1998, the most recent notification from Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                                            TO BE WELL
                                                                    FOR CAPITAL         CAPITALIZED UNDER
                                                                     ADEQUACY           PROMPT CORRECTIVE
                                             ACTUAL                  PURPOSES           ACTION PROVISIONS
                                       ------------------       -----------------      ------------------
                                       AMOUNT       RATIO       AMOUNT      RATIO      AMOUNT      RATIO
                                       -------------------      -----------------      ------------------
As of December 31, 1998:
Total Capital
    (to Risk Weighted Assets)           $30,557    14.55%        $16,796   8.00%        $20,995  10.00%
Tier 1 Capital
    (to Risk Weighted Assets)           $27,933    13.30%         $8,398   4.00%        $12,597   6.00%
Tier 1 Capital
    (to Average Assets)                 $27,933    10.60%        $10,540   4.00%        $13,175   5.00%


                                                                                            TO BE WELL
                                                                    FOR CAPITAL         CAPITALIZED UNDER
                                                                     ADEQUACY           PROMPT CORRECTIVE
                                             ACTUAL                  PURPOSES           ACTION PROVISIONS
                                       ------------------       -----------------      ------------------
                                       AMOUNT       RATIO       AMOUNT      RATIO      AMOUNT      RATIO
                                       ------------------       -----------------      ------------------
As of December 31, 1997:
Total Capital
    (to Risk Weighted Assets)           $28,168    13.47%        $16,726   8.00%        $20,907  10.00%
Tier 1 Capital
    (to Risk Weighted Assets)           $25,555    12.22%       $  8,363   4.00%        $12,544   6.00%
Tier 1 Capital
    (to Average Assets)                 $25,555     9.99%        $10,233   4.00%        $12,791   5.00%


                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================


NOTE L - FINANCIAL INSTRUMENTS

FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Corporation's financial instruments at December 31, are as follows (in thousands):

                                                                1998                        1997
                                                        ----------------------      ----------------------
                                                                     ESTIMATED                   ESTIMATED
                                                         CARRYING      FAIR          CARRYING      FAIR
                                                          AMOUNT       VALUE          AMOUNT       VALUE
                                                        ---------    ---------      ---------    ---------
Assets:
    Cash and cash equivalents                           $  18,158    $  18,158      $  16,447    $  16,447
    Time deposits with other banks                            -            -               95           95
    Loans held for sale                                    10,507       10,532          3,525        3,533
    Securities                                             77,664       78,274         56,050       56,159
    Loans                                                 159,123      163,963        177,718      181,159

Liabilities:
    Deposits                                              241,105      241,948        230,534      231,154
    Short-term borrowings                                      41           41          1,500        1,500
    FHLB advances                                           1,175        1,296          1,185        1,254

The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate their fair values.

Investment securities and time deposits with other banks (including mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans held for sale: The market value of these loans represents estimated fair value. The market value is determined in the aggregate on the basis of existing forward commitments or fair values attributable to similar mortgage loans.

Loans: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

Off-balance-sheet instruments: The Corporation's off-balance-sheet instruments approximate their fair values.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE L - FINANCIAL INSTRUMENTS (CONTINUED)

FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

Deposit liabilities: The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date. The carrying amounts for variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar certificates. The carrying amount of accrued interest payable approximates its fair value.

Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings approximate their fair values.

FHLB advances: Rates currently available for debt with similar terms and remaining maturities are used to estimate the fair value of the existing debt.

Limitations: Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Corporation's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on management's judgments regarding future expected loss experience, current economic conditions, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

OFF-BALANCE-SHEET RISK

The Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and financial guarantees. These instruments involve, to varying degrees, elements of credit and interest rate risk that are not recognized in the statement of financial condition.

Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and financial guarantees written is represented by the contractual notational amount of those items. The Corporation generally requires collateral to support such financial instruments in excess of the contractual notational amount of those instruments and, therefore, is in a fully collateralized position.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================

NOTE L - FINANCIAL INSTRUMENTS (CONTINUED)

OFF-BALANCE-SHEET RISK (CONTINUED)

The Corporation had outstanding unfunded loan origination commitments aggregating $43,182,000 and $30,853,000 at December 31, 1998 and 1997,
respectively. Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require a payment of a fee. Fees from issuing these commitments to extend credit are recognized over the period to maturity. Since a portion of the commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Corporation evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer.

The Corporation originates primarily residential and commercial real estate loans, commercial loans, and installment loans. The Corporation estimates that 80% of their loan portfolio is based in Genesee, Livingston, and Oakland counties within Southeast Michigan with the remainder of the portfolio distributed throughout Michigan.

At December 31, 1998, the Corporation has consumer loans collateralized by real estate aggregating approximately $19,151,000 and construction loans relating to commercial, residential and land development properties of approximately $9,010,000.

NOTE M - PARENT ONLY CONDENSED FINANCIAL INFORMATION

The condensed financial information that follows presents the financial condition of Fentura Bancorp, Inc. (parent company only), along with the results of its operations and its cash flows.

                            CONDENSED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997
                                 (IN THOUSANDS)

                                                           1998            1997
                                                         -------         -------
ASSETS
    Cash                                                 $ 1,007         $ 1,128
    Investments                                              475              --
    Land held for investment                                 414              --
    Investment in subsidiary                              28,126          25,614
                                                         -------         -------
                                                         $30,022         $26,742
                                                         =======         =======
STOCKHOLDERS' EQUITY                                     $30,022         $26,742
                                                         =======         =======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

================================================================================


NOTE M - PARENT ONLY CONDENSED FINANCIAL INFORMATION (CONTINUED)


                         CONDENSED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                           1998         1997         1996
                                                                          ------       ------       ------
Dividends from subsidiary                                                 $1,464       $1,784       $1,291
Interest income                                                                -           19            -
Operating expense (reimbursement for transfer pricing)                       (22)         (21)           -
Equity in undistributed income of subsidiary                               2,378        1,678        1,942
                                                                          ------       ------       ------
                  Net income                                              $3,820       $3,460       $3,233
                                                                         =======      =======      =======

                       CONDENSED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                           1998         1997         1996
                                                                          ------       ------       ------
Cash flows from operating activities
    Net income                                                            $3,820       $3,460       $3,233
    Adjustment to reconcile net income to net
       cash provided by operating activities
          Equity in undistributed income of subsidiary                    (2,378)      (1,678)      (1,942)
                                                                          ------       ------       ------
                  Net cash provided by operating activities                1,442        1,782        1,291

Cash flows used in investing activities
    Purchase of investments                                                 (475)           -            -
    Acquisition of land held for investment                                 (414)           -            -
                                                                          ------       ------       ------
                  Net cash used in investing activities                     (889)           -            -

Cash flows used in financing activities
    Dividends paid                                                        (1,464)      (1,784)      (1,291)
    Proceeds from stock issuance                                             790          723          407
                                                                          ------       ------       ------
                  Net cash used in financing activities                     (674)      (1,061)        (884)

Net change in cash and cash equivalents                                     (121)         721          407

Cash and cash equivalents at beginning of year                             1,128          407            -
                                                                          ------       ------       ------
Cash and cash equivalents at end of year                                  $1,007       $1,128      $   407
                                                                         =======      =======      =======

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section provides a narrative discussion and analysis of the consolidated financial condition and results of operations of Fentura Bancorp, Inc. (the Corporation), together with its sole operating subsidiary, The State Bank (the
Bank), for the years ended December 31, 1998, 1997, and 1996. The supplemental financial data included throughout this discussion should be read in conjunction with the primary financial statements presented on pages 4 through 25 of this report. It provides a more detailed and comprehensive review of operating results and financial position than could be obtained from a reading of the financial statements alone.

TABLE 1                                          SELECTED FINANCIAL DATA

(000's omitted except per share data and ratios)
                                                               1998       1997       1996        1995       1994
-------------------------------------------------------------------------------------------------------------------
Summary of Consolidated Statements of Income:
Interest Income                                              $ 21,440   $ 21,601   $ 20,502   $ 18,988    $ 15,395
Interest Expense                                                8,648      9,167      8,571      7,893       5,984
                                                           --------------------------------------------------------
Net Interest Income                                            12,792     12,434     11,931     11,095       9,411
Provision for Possible Credit Losses                              724        624        648        540         263
                                                           --------------------------------------------------------
Net Interest Income after Provision for Credit Losses          12,068     11,810     11,283     10,555       9,148
Total Other Operating Income                                    4,028      3,472      3,472      3,177       2,770
Total Other Operating Expenses                                 10,548     10,242     10,190      9,317       8,277
                                                           --------------------------------------------------------
Income Before Income Taxes                                      5,548      5,040      4,565      4,415       3,641
Provision for Income Taxes                                      1,728      1,580      1,332      1,390       1,054
                                                           --------------------------------------------------------
Net Income                                                   $  3,820   $  3,460   $  3,233   $  3,025    $  2,587
                                                           ========================================================
Net Income Per Share (Basic)                                 $   2.73   $   2.53   $   2.42   $   2.27    $   1.94

Summary of Consolidated Balance Sheets:

Assets                                                       $275,047   $262,798   $254,381   $238,559    $216,838
Investment Securities                                          77,956     56,050     50,885     45,830      54,480
Loans (Including Loans Held for Sale)                         172,413    184,198    176,236    168,461     143,116
Deposits                                                      241,105    230,534    224,049    211,485     194,653
Stockholders' Equity                                           30,022     26,742     24,109     21,880      19,017

Other Financial and Statistical Data:
Tier 1 Capital to Risk Weighted Assets                          13.30%     12.22%     11.76%     11.36%      12.45%
Total Capital to Risk Weighted Assets                           14.55%     13.47%     13.01%     12.61%      13.70%
Tier 1 Capital to Average Assets                                10.60%      9.99%      9.86%      9.81%       9.88%
Total Cash Dividends                                            $1,464    $1,784     $1,291     $1,114        $957
Book Value Per Share                                            $21.32    $19.55     $18.05     $16.40      $14.26
Cash Dividends Paid Per Share                                    $1.05     $1.31      $0.97      $0.84       $0.72
Period End Market Price Per Share                               $50.00    $26.25     $21.57     $21.50      $20.50
Dividend Payout Ratio                                           38.32%     51.56%     39.93%     36.83%      36.99%
Return on Average Stockholders' Equity                          14.02%     13.76%     14.04%     14.62%      13.60%
Return on Average Assets                                         1.45%      1.35%      1.33%      1.35%       1.27%
Net Interest Margin (Fully Tax Equivalent Basis)                 5.28%      5.26%      5.36%      5.43%       5.11%
Total Equity to Assets at Year End                              10.92%     10.18%      9.48%      9.17%       8.77%

RESULTS OF OPERATIONS

The Corporation achieved record earnings again during 1998. Earnings for 1998 of $3,820,000 exceeded 1997 results of $3,460,000 by 10.4%. Net income has continued to steadily increase as a result of continued strength of core banking activities. Contributing to the 1998 record results was the improvement of net interest income and other operating income.

The banking industry uses standard performance indicators to help evaluate the Corporation's performance. Return on average assets is one of these indicators. For 1998, 1997, 1996 respectively, the Corporation posted a return on average assets of 1.45%, 1.35%, and 1.33%. Total assets increased $12 million in 1998, $8 million in 1997, and $16 million in 1996. Return on average equity was 14.02% in 1998, 13.76% in 1997, and 14.04% in 1996. The increases in equity will allow the Corporation to continue its growth strategy. Net income per share-basic was $2.73 in 1998, $2.53 in 1997, and $2.42 in 1996.

NET INTEREST INCOME

Net interest income, the principal source of income, is the amount of interest income generated by earning assets (principally investment securities and loans) less interest expense paid on interest bearing liabilities (largely deposits and other borrowings). Table 2 summarizes the changes in net interest income resulting from changes in volume and rates for the years ended December 31, 1998, 1997, and 1996. Net interest income (displayed without consideration of full tax equivalency), average balance sheet amounts, and the corresponding yields for the last three years are shown in Table 3. Net interest income increased $358,000 in 1998, or 2.9% to $12,792,000 as compared with an increase of $503,000 or 4.2% to $12,434,000 in 1997, and an $836,000 increase or 7.5% to
$11,931,000 in 1996. The primary factor contributing to the increase in net interest income in 1998 is the reduction of interest expense. Interest expense was reduced even though interest bearing liabilities increased. This reduction in expense occurred because of continuing progress in promoting lower cost core deposits while reducing reliance on higher rate retail or negotiated certificates of deposit as well as the repricing that occurred because of lower market rates. The primary factor contributing to the interest income increases in 1997 and 1996 is growth in the loan portfolio and growth of the investment securities portfolio. These increases in income were partially offset by increases in interest expense. Growth of interest bearing deposits and a minor increase in average rates paid on deposits resulted in the increases in interest expense. Balances increased principally due to greater market penetration in existing markets.

As indicated in Table 3, for the year ended December 31, 1998, the Corporation's net interest margin was 5.17% compared with 5.18% and 5.24% for the same period in 1997 and 1996 respectively. These minor decreases in margin are attributable to the change in the interest rate environment. Asset yields are lower because certain earning assets have matured or paid down throughout the year and new assets have been recorded at lower interest rates. Additionally, certain assets have repriced as market rates fluctuated downward during the year.

Average earning assets increased 3.0% in 1998, 5.6% in 1997, and 8.7% in 1996. Loans, the highest yielding component of earning assets, represented 69.4% of earning assets in 1998, down from 74.1% in 1997 and 75.5% in 1996. Average interest bearing liabilities increased 1.4% in 1998, 6.1% in 1997, and 8.4% in 1996. Non-interest bearing deposits amounted to 11.0% of average earning assets in 1998 compared with 11.2% in 1997 and 11.8% in 1996.

                         Changes in Net Interest Income
                        Due to Changes in Average Volume
                               and Interest Rates
                            Years Ended December 31,



                                              INCREASE (DECREASE)           INCREASE (DECREASE)
                                                     1998                      1997
                                                    DUE TO:                    DUE TO:
                                     -------------------------------------------------------------
                                            YIELD/                            YIELD/
(000'S OMITTED)                         VOL      RATE       TOTAL       VOL        RATE      TOTAL
---------------------------------------------------------------------------------------------------
INT  BEARING DEPOSITS IN BANKS       ($    7)   ($    1)   ($    8)   ($    4)   $     0    ($    4)
TAXABLE SECURITIES                       (11)       (35)       (46)       432         77        509
TAX-EXEMPT SECURITIES                    151        (26)       125        (42)        (3)       (45)
FEDERAL FUNDS SOLD                       326         (9)       317        (65)         4        (61)
TOTAL LOANS                             (630)      (248)      (878)       627        (19)       608
LOANS HELD FOR SALE                      346        (17)       329         98         (6)        92
                                     --------------------------------------------------------------
    TOTAL EARNING ASSETS                 175       (336)      (161)     1,046         53      1,099


INTEREST BEARING DEMAND DEPOSITS          83        (65)        18         46        (59)       (13)
SAVINGS DEPOSITS                          75       (265)      (190)       104        116        220
TIME CD'S $100,000 AND OVER              (99)       (37)      (136)       (34)        10        (24)
OTHER TIME DEPOSITS                      (68)      (130)      (198)       413          9        422
OTHER BORROWINGS                         (15)         2        (13)       (13)         4         (9)
                                     --------------------------------------------------------------

TOTAL INTEREST BEARING LIABILITIES       (24)      (495)      (519)       516         80        596
                                     --------------------------------------------------------------

         NET INTEREST INCOME         $   199    $   159    $   358    $   530    ($   27)   $   503
                                     ==============================================================


TABLE 3                                                     Summary of Net Interest Income
(000's omitted)                                                Years Ended December 31,
                                          1998                         1997                           1996

ASSETS                          AVG BAL  INC/EXP  YIELD      AVG BAL  INC/EXP  YIELD        AVG BAL  INC/EXP  YIELD
                                -------------------------------------------------------------------------------------
 Interest bearing deposits in   $     16 $     1   6.25%     $     95 $     9    9.47%      $    138 $    13   9.42%
Banks
 Investment securities:
   U.S. Treasury and              45,998   2,777   6.04%       46,204   2,826    6.12%        39,024   2,322   5.95%
   Government Agencies
   State and Political            10,689     515   4.82%        7,704     390    5.06%         8,517     435   5.11%
   Other                             781      63   8.07%          748      60    8.02%           707      55   7.78%
                                -------------------------    --------------------------     -------------------------
   Total Investment Securities    57,468   3,355   5.84%       54,656   3,276    5.99%        48,248   2,812   5.83%
   Fed Funds Sold                 11,199     597   5.33%        5,176     280    5.41%         6,403     341   5.33%
 Loans:
   Commercial                     83,430   8,203   9.83%       87,746   8,586    9.79%        85,087   8,417   9.89%
   Tax Free                          409      23   5.62%          635      36    5.67%         1,001      56   5.59%
   Real Estate-Mortgage           19,601   1,946   9.93%       22,280   2,413   10.83%        24,715   2,651  10.73%
   Consumer                       68,344   6,821   9.98%       67,401   6,836   10.14%        61,018   6,139  10.06%
                                -------------------------    --------------------------     -------------------------
 Total loans                     171,784  16,993   9.89%      178,062  17,871   10.04%       171,821  17,263  10.05%
 Allowance for Loan Loss         (2,845)                      (2,924)                        (2,758)
 Net Loans                       168,939  16,993  10.06%      175,138  17,871   10.20%       169,063  17,263  10.21%
                                -------------------------    --------------------------     -------------------------
Loans Held for Sale                7,016     494   7.04%        2,266     165    7.28%           966      73   7.56%
                                -------------------------    --------------------------     -------------------------
 TOTAL EARNING ASSETS           $247,483 $21,440   8.66%     $240,255 $21,601    8.99%      $227,576 $20,502   9.01%
                                -------------------------------------------------------------------------------------
 Cash Due from Banks               9,650                        9,620                          8,724
 All Other Assets                  9,205                        9,678                          9,439
                                ---------                    ---------                      ---------
TOTAL ASSETS                    $263,493                     $256,629                       $242,981
                                ---------                    ---------                      ---------

LIABILITIES & SHAREHOLDERS'
EQUITY:
  Deposits:
   Non-Interest bearing - DDA   $ 28,802                     $ 26,794                       $ 26,895
   Interest bearing - DDA         35,982     763   2.12%       32,380     745    2.30%        30,534     758   2.48%
   Savings Deposits               62,172   1,790   2.88%       59,892   1,980    3.31%        56,536   1,760   3.11%
   Time CD's $100,000 and Over    26,034   1,501   5.77%       27,715   1,637    5.91%        28,290   1,661   5.87%
   Other Time CD's                78,495   4,434   5.65%       79,673   4,632    5.81%        72,550   4,210   5.80%
                                -------------------------    --------------------------     -------------------------
 Total Deposits                  231,485   8,488   3.69%      226,454   8,994    3.97%       214,805   8,389   3.91%
 Other Borrowings                  2,249     160   7.11%        2,462     173    7.03%         2,655     182   6.85%
                                -------------------------    --------------------------     -------------------------
  INTEREST BEARING LIABILITIES  $204,932 $ 8,648   4.22%     $202,122 $ 9,167    4.54%      $190,565 $ 8,571   4.50%
                                -------------------------------------------------------------------------------------
 All Other Liabilities             2,512                        2,561                          2,501
 Shareholders Equity              27,247                       25,152                         23,020
                                ---------                    ---------                      ---------
 TOTAL LIABILITIES and S/H      $263,493                     $256,629                       $242,981
EQUITY                          ---------        --------    ---------        ---------     ---------        --------

Net Interest Rate Spread                           4.44%                         4.46%                         4.51%
   FUNDS ON MARGIN                                 0.73%                         0.72%                         0.73%
                                                 --------                     ---------                      --------
Net Interest Income/Margin               $12,792   5.17%              $12,434    5.18%               $11,931   5.24%
                                         ================             =================              ================

ALLOWANCE AND PROVISION FOR POSSIBLE CREDIT LOSSES

The allowance for possible credit losses reflects management's judgment as to the level considered appropriate to absorb potential losses inherent in the loan portfolio. The Bank's methodology in determining the adequacy of the allowance includes a review of individual loans and off-balance sheet arrangements, size and composition of the loan portfolio, historical loss experience, current economic conditions, financial condition of borrowers, the level and composition of non-performing loans, portfolio trends, estimated future net charge-offs, and other pertinent factors. Although reserves have been allocated to various portfolio segments, the allowance is general in nature and is available for the portfolio in its entirety. At December 31, 1998, the allowance for possible credit losses was $2,783,000, or 1.72% of total loans. This compares with $2,955,000 or 1.64% at December 31, 1997 and $2,836,000, or 1.62%, at December
31, 1996.

The provision for possible credit losses was $724,000 in 1998 and $624,000 and $648,000 in 1997 and 1996 respectively. The Bank increased the provision in 1998 in connection with a substantial write down on a non-performing commercial loan. The Bank reduced the provision in 1997 while maintaining a higher reserve to gross loan total due to only moderate growth in total loans. Table 4 summarizes loan losses and recoveries from 1994 through 1998. During 1998 the Bank experienced net charge-offs of $896,000, compared with net charge-offs of $505,000 and $430,000 in 1997 and 1996 respectively. Accordingly, the net charge-off ratio for 1998 was .55% compared to .28% and .24% at the end of 1997 and 1996 respectively. An increase in charge-offs of commercial loans most significantly impacted 1998 totals. These losses are a result of unique circumstances and management believes overall asset quality remains strong.

The Corporation maintains formal policies and procedures to control and monitor credit risk. Management believes the allowance for possible credit losses is adequate to meet presently known credit risks in the loan portfolio. The Corporation's loan portfolio has no significant concentrations in any one industry nor any exposure in foreign loans. The Corporation has not extended credit to finance highly leveraged transactions nor does it intend to do so in the future. Employment levels and other economic conditions in the Corporation's local markets may have a significant impact on the level of credit losses. Management continues to identify and devote attention to credits that may not be performing as agreed. Non-performing loans are discussed further in the section titled "Non-Performing Assets".


TABLE 4
Analysis of the Allowance for Possible Credit Losses         Years Ended
(000's omitted)                                              December 31,
                                               1998      1997      1996      1995      1994
                                          --------------------------------------------------
Balance at Beginning of Period              $ 2,955    $2,836    $2,618    $2,158    $2,169
                                          --------------------------------------------------
Charge-Offs (Domestic):
    Commercial, Financial and Agriculture      (454)      (69)     (154)     (151)     (240)
    Real Estate-Construction                      0         0         0         0         0
    Real Estate-Mortgage                        (77)        0       (50)      (14)      (30)
    Installment Loans to Individuals           (537)     (500)     (304)     (125)     (140)
    Lease Financing                               0         0         0         0         0
                                          --------------------------------------------------
      Total Charge-Offs                      (1,068)     (569)     (508)     (290)     (410)
                                          --------------------------------------------------
Recoveries (Domestic):
    Commercial, Financial and Agriculture        43        15         7       127        61
    Real Estate-Construction                      0         0         0         0         0
    Real Estate-Mortgage                         37         4         8         9         4
    Installment Loans to Individuals             92        45        63        74        71
    Lease Financing                               0         0         0         0         0
                                          --------------------------------------------------
      Total Recoveries                          172        64        78       210       136
                                          --------------------------------------------------
Net Charge-Offs                                (896)     (505)     (430)      (80)     (274)
                                          --------------------------------------------------
Provision                                       724       624       648       540       263
                                          --------------------------------------------------
Balance at End of Period                    $ 2,783    $2,955    $2,836    $2,618    $2,158
                                          ==================================================
Ratio of Net Charge-Offs During the            0.55%     0.28%     0.24%     0.05%     0.19%
Period                                    ==================================================

OTHER OPERATING INCOME

TABLE 5                                                         Years  Ended
Analysis of Other Operating Income                              December 31,
-------------------------------------------------------------------------------------
(000's omitted)
                                                        1998        1997        1996
-------------------------------------------------------------------------------------
Service Charges on Deposit Accounts                   $1,766      $1,584      $1,439
Gain on Sale of Mortgages                                283         215         326
Mortgage Servicing Fees                                  181         314         364
Fiduciary Income                                         562         490         350
Gain on Security Transactions                            112           0           0
Other Operating Income                                 1,124         869         993
                                                 ------------------------------------
  Total Other Operating Income                        $4,028      $3,472      $3,472
                                                 ====================================

Other operating income was $4,028,000 in 1998, $3,472,000 and $3,472,000 in 1997
and 1996 respectively. These amounts represent an increase of 16.0% in 1998 and no increase comparing 1997 to 1996.

The most significant category of other operating income is service charges on deposit accounts. These fees were $1,766,000 in 1998, compared to $1,584,000 and $1,439,000 in 1997 and 1996 respectively. This is an increase of $182,000 or 11.5% in 1998, $145,000 or 10.1% in 1997 and $125,000 or 9.5% in 1996. Growth in
deposit totals, the number of accounts and certain account activities account for the increases.

Gains on the sale of mortgage loans originated by the Bank and sold in the secondary market were $283,000 in 1998, $215,000 in 1997, and $326,000 in 1996.
The 31.6% increase in 1998 is attributable to increases in mortgage loans made and subsequently sold in the secondary market due to an increase in refinance activity brought on by market rates. The 34.0% decrease in 1997 occurred because of strong competitive pressures and a reduction in the margins of these sold mortgage loans.

Fees from servicing sold mortgage loans decreased $133,000 to $181,000 in 1998 compared to $314,000 in 1997 and $364,000 in 1996. The decreases occurred because of an increase in sold mortgage loan payoffs brought on by refinance activity connected with market rates.

Fiduciary income increased $72,000 in 1998 to $562,000 compared to $490,000 in 1997 and $350,000 in 1996. The 14.7% fee increase in 1998, the 40% increase in 1997 and the 29.2% increase in 1996 is attributable to growth in the assets under management within the Corporation's Investment Trust Department.

In 1998, the Company recognized a $112,000 gain on security transactions. This gain compares to losses of $12,000 and $67,000 in 1997 and 1996 respectively. The gain in 1998 was a result of several transactions wherein the Company sold investment securities to reinvest in issues which provided greater total income potential.

Income derived from certain ATM activity included in other operating income, was $260,000 in 1998. These activity fees were implemented in January of 1998 and, accordingly, there were no such fees in 1997 and 1996. These fees account for the majority of the increase in other operating income comparing 1998 to 1997. Income derived from merchant services and VISA interchange fees, included in other operating income, was $202,000 in 1997, up from $146,000 in 1996. The increase is attributable to an increase in new merchant accounts and an increase in customer debit card activity resulting in higher VISA interchange fees. These fees account for the increase in other operating income comparing 1997 to 1996.

OTHER OPERATING EXPENSE

TABLE 6                                                        Years Ended
Analysis of Other Operating Expense                            December 31,
--------------------------------------------------------------------------------------
(000's omitted)
                                                         1998        1997        1996
--------------------------------------------------------------------------------------
Salaries and  Benefits                                $ 5,025     $ 4,925     $ 4,661
Equipment                                               1,396       1,423       1,317
Net Occupancy                                             723         682         645
FDIC Assessment                                            28          27           2
Office Supplies                                           313         262         320
Loan & Collection Expense                                 356         430         383
Advertising and Promotional                               249         305         354
Loss on Securities Transactions                             0          12          67
Other Operating Expenses                                2,458       2,176       2,441
                                                 -------------------------------------
  Total Other Operating Expense                       $10,548     $10,242     $10,190
                                                 =====================================

Total other operating expense was $10,548,000 in 1998 compared to $10,242,000 in 1997 and $10,190,000 in 1996. This is an increase of 3.0% in 1998, 0.5% in 1997, and 9.4% in 1996.

Salary and benefit costs, the Corporation's largest other operating expense category, were $5,025,000 in 1998, compared with $4,925,000 in 1997, and $4,661,000 in 1996. 1998 salary costs represent an increase of 2.0% over 1997, and 1997 salary costs represent an increase of 5.7% over 1996. Increased costs are a result of annual salary increases and additional staff to more effectively develop and sell products and services.

In 1998 equipment expenses were $1,396,000 compared to $1,423,000 in 1997 and $1,317,000 in 1996, a decrease of 1.9% in 1998 and an increase of 8.0% in 1997 and 20.7% in 1996. Equipment expenses decreased in 1998 because several substantial assets became fully depreciated in the last quarter of 1997. Equipment depreciation expense increased in 1997 due to purchases of new assets and the increase in depreciation for assets purchased in 1996 in connection with the opening of two new supermarket locations. Maintenance contracts on computer systems and equipment lease expense also increased in 1997.

Occupancy expenses associated with the Corporation's facilities were $723,000 in 1998 compared to $682,000 in 1997 and $645,000 in 1996. In 1998, this is an increase of 6.0% and in 1997 an increase of 5.7% and an 11.2% increase in 1996. In 1998 the increase is attributable to an increase in real estate taxes. The primary reason for the increase in 1997 is the lease expense associated with the two new supermarket locations opened in 1996 and increased depreciation expense associated with the renovation of existing facilities.

Advertising and promotional expenses were $249,000 in 1998 compared to $305,000 in 1997 and $354,000 in 1996. The $56,000 or 18.4% decrease in 1998 and the
$49,000 or 13.8% decrease in 1997 is attributable to decreases in the use of various types of media to advertise products and services and for promotional items to be given to existing and potential customers as an additional form of advertisement.

Loan and collection expenses were $356,000 in 1998 compared to $430,000 in 1997 and $383,000 in 1996. The $74,000 or 17.2% decrease in 1998 is primarily attributable to a decrease in indirect consumer loan volume and accordingly, a decrease in dealer reserve fees. Volume was down due to increased competition for indirect loans. The $47,000 or 12.3% increase in 1997 is primarily attributable to an increase in indirect consumer loan volume and accordingly, an increase in dealer reserve fees.

The final category of operating expense is other operating expenses. These expenses were $2,458,000 in 1998 compared to $2,175,000 in 1997 and $2,441,000 in 1996. The $282,000 increase in 1998 is attributable to an increase in consulting expense and a $75,000 loss on an improperly endorsed check. Consulting expenses increased because of consulting services provided to improve employee benefits and enhance compensation and leveling systems. The $266,000 decrease in 1997 is primarily attributable to the 1996 loss of $125,000 on a litigation settlement. The increase in 1996 is primarily attributable to the litigation settlement and increases in legal and consulting fees.

FINANCIAL CONDITION

Proper management of the volume and composition of the Corporation's earning assets and funding sources is essential for ensuring strong and consistent earnings performance, maintaining adequate liquidity and limiting exposure to risks caused by changing market conditions. The Corporation's investment securities portfolio is structured to provide a source of liquidity through maturities and generate an income stream with relatively low levels of principal risk. The Corporation does not engage in securities trading. Loans comprise the largest component of earning assets and are the Corporation's highest yielding assets. Client deposits are the primary source of funding for earning assets while short term debt and other sources of funds could be utilized if market conditions and liquidity needs change.

The Corporation's total assets averaged $263,493,000 for 1998, up $6,864,000 from 1997, resulting from growth of deposits. The ratio of average earning assets to total average assets during 1998 was 93.9%, compared to 93.6% in 1997. Average loans comprised 65.2% of total average assets during 1998, down from 69.4% during 1997. The ratio of average non-interest bearing deposits to total deposits was 12.4% in 1998 compared to 11.8% during 1997. Interest bearing deposits comprised 98.9% of total average interest bearing liabilities during 1998, up slightly from 98.8% during 1997.

INVESTMENT SECURITIES PORTFOLIO

Investment securities (including equity securities) totaled $77,956,000 at December 31, 1998 compared to $56,050,000 at December 31, 1997. This is an increase of $21,906,000 or 39.1%. The increase in 1998 was funded by an increase in deposits and a decrease of total loans at year end. At December 31, 1998 these investment securities comprised 30.4% of earning assets up from 22.8% at December 31, 1997. A summary of investment securities balances (including available for sale and held to maturity securities) at the end of the last five years are included below.

TABLE 7
Investment Securities


(000's omitted)
December 31,                                        1998        1997       1996       1995      1994
-----------------------------------------------------------------------------------------------------
U.S. Treasury                                    $ 1,000     $ 5,981    $ 7,943    $ 9,583   $17,267
Federal Agencies:
  Mortgage-backed                                 12,690       3,535      2,833      1,602     2,780
  Other                                           51,626      36,184     32,863     24,049    23,826
Tax-Exempt State and Municipal                    11,377       9,590      6,530      9,914     9,991
Other                                              1,263         760        716        682       616
                                             ========================================================
  Total Investment Securities                    $77,956     $56,050    $50,885    $45,830   $54,480
                                             ========================================================

Table 8 contains the amortized cost, fair value, and yields of the classes of debt investment securities for each of the last three years. As the data indicates, investment securities balances have increased. Increases in deposit funding and, in 1998, a decrease in loans funded the increase in investments.

The Corporation's present policies with respect to the classification of investments in debt and equity securities are discussed in Note A to the Consolidated Financial Statements. An analysis of investment securities, excluding equity securities at year end for each of the last three years is presented in Table 8. As of December 31, 1998, the estimated aggregate fair value of the Corporation's debt investment securities portfolio was $610,000 above amortized cost. At December 31, 1998 gross unrealized gains were $669,000 and gross unrealized losses were $59,000. A summary of estimated fair values and unrealized gains and losses for the major components of the investment securities portfolio is provided in Note C to the Consolidated Financial Statements.

TABLE 8
Analysis of Investment Securities


                                                1998                          1997
                                   Amortized    Fair             Amortized    Fair
(000's omitted)                       Cost      Value    Yield      Cost      Value   Yield
---------------------------------------------------------------------------------------------
Available for Sale:
  U.S. Treasuries                     $   999   $ 1,000    5.51%    $ 5,991   $ 5,981  5.40%
  U.S. Agencies                        51,323    51,626    5.80%     36,074    36,184  6.25%
  Mortgage backed                      12,702    12,690    6.36%      3,547     3,535  6.42%

Held To Maturity:
  Tax exempt State and Municipal       11,377    11,695    6.76%      9,590     9,699  6.97%
                                   ----------------------------------------------------------

  Total                               $76,401   $77,011    6.03%    $55,202   $55,399  6.30%
                                   ==========================================================

Average Maturity                                   4.11 Years                    4.01 Years

The following table shows, by class of maturities at December 31, 1998, the amounts and weighted average yields of debt investment securities.

TABLE 9
Analysis and Maturities of Investment Securities


December 31, 1998                  Amortized       Fair
(000's omitted)                      Cost         Value         Yield
--------------------------------------------------------------------------
AVAILABLE FOR SALE:
U.S. Treasury
  One year or less                     $   999      $ 1,000         5.51%
  Over one through five years                0            0
  Over five through ten years                0            0
  Over ten years                             0            0
                                 ---------------------------
    Total                                  999        1,000
U.S. Agencies
  One year or less                     $19,955      $19,939         5.01%
  Over one through five years            9,002        9,059         6.35%
  Over five through ten years           21,343       21,609         6.36%
  Over ten years                         1,023        1,019         5.00%
                                 ---------------------------
    Total                               51,323       51,626
Mortgage-Backed
  One year or less                     $     0      $     0
  Over one through five years              469          470         5.20%
  Over five through ten years                0            0
  Over ten years                        12,233       12,220         6.41%
                                 ---------------------------
    Total                               12,702       12,690


HELD TO MATURITY:
State and Political
  One year or less                     $   535      $   538         7.23%
  Over one through five years            5,225        5,351         6.60%
  Over five through ten years            3,038        3,142         6.71%
  Over ten years                         2,579        2,664         6.96%
                                 ---------------------------
    Total                               11,377       11,695

Total Investment Securities            $76,401      $77,011         6.03%
                                 ===========================

LOAN PORTFOLIO

The Corporation extends credit primarily within in its local markets in Genesee, Oakland, and Livingston counties. The Corporation's commercial loan portfolio is widely diversified with no concentration within a single industry that exceeds 10% of total loans. The Corporation's respective loan portfolio balances are summarized in Table 10.

Total loans decreased $18,767,000 at December 31, 1998, with total loans comprising 63.1% of earning assets as compared to 73.5% of December 31, 1997 earning assets. Total loans decreased because the Corporation increased its loans held for sale $7,000,000 at December 31, 1998, and because throughout the year there was substantial downward pressure on loan pricing due to the falling interest rate environment and aggressive pricing strategies by major competitors. In order to the maintain the net interest margin the Corporation resisted matching certain competitor rates and as a result, experienced substantial loan payoffs.

TABLE 10
Loan Portfolio


December 31,
(000's omitted)                           1998         1997          1996          1995         1994
-----------------------------------------------------------------------------------------------------
Commercial                            $ 78,832     $ 81,544      $ 79,450      $ 71,091     $ 67,656
Real estate - construction               9,010       14,589        15,467        21,666       12,937
Real estate - mortgage                  11,641       15,007        15,924        15,820       13,707
Consumer                                62,423       69,533        64,388        58,959       48,112
                                 --------------------------------------------------------------------
  Total                               $161,906     $180,673      $175,229      $167,536     $142,412
                                 ====================================================================

NON-PERFORMING ASSETS

Non-performing assets include loans on which interest accruals have ceased, loans which have been re-negotiated, and real estate acquired through foreclosure. Past due loans are loans which were delinquent 90 days or more, but have not been placed on non-accrual status. Table 11 represents the levels of these assets at December 31, 1994 through 1998.

The improvement or decrease in non-performing loans in 1998 as compared to 1997 is the result of various factors including successful workout strategies and charges to the allowance for loan losses.

The increase in non-performing loans in 1997 was primarily due to several delinquent single-family mortgage loans which had sufficient equity and no expected loss. Additionally, the increase in non-accrual loans was due to two large commercial loan facilities wherein agreements had been executed that required specific action plans, collateral pledges, and related performance expectations. While the non-performing loan increase was of concern, overall asset quality remained satisfactory.

The level and composition of non-performing assets are affected by economic conditions in the Corporation's local markets. Non-performing assets, charge-offs, and provisions for possible credit losses tend to decline in a strong economy and increase in a weak economy, potentially impacting the Corporation's operating results. In addition to non-performing loans, management carefully monitors other credits that are current in terms of principal and interest payments but, in management's opinion, may deteriorate in quality if economic conditions change.

TABLE 11
Non-Performing Assets and Past Due Loans

                                                          December 31,
                                                 1998         1997        1996         1995         1994
                                         ----------------------------------------------------------------
Non-Performing Loans:
  Loans Past Due 90 Days or More & Still
    Accruing                               $  168,000   $  618,000    $123,000   $  462,000   $   41,000
  Non-Accrual Loans                         1,102,000    1,866,000     575,000      320,000      747,000
  Renegotiated Loans                            7,000        8,000           0            0       10,000
                                         ----------------------------------------------------------------
    Total Non-Performing Loans              1,277,000    2,492,000     698,000      782,000      798,000
                                         ----------------------------------------------------------------
Other Non-Performing Assets:
  Other Real Estate                           172,000            0      56,000      207,000    1,142,000
  REO in Redemption                            96,000            0           0      131,000      313,000
  Other Non-Performing  Assets                 39,000       94,000      28,000            0        6,000
                                         ----------------------------------------------------------------
    Total Other Non-Performing Assets         307,000       94,000      84,000      338,000    1,461,000
                                         ----------------------------------------------------------------
Total Non-Performing Assets                $1,584,000   $2,586,000    $782,000   $1,120,000   $2,259,000
                                         ================================================================
Non-Performing Loans as a % of
  Total Loans                                   0.79%        1.38%       0.40%        0.47%        0.56%
Non-Performing Assets as a % of
  Total Loans and Other Real Estate             0.98%        1.43%       0.45%        0.67%        1.57%
Allowance for Loan Losses as a % of
  Non-Performing Loans                        217.93%      118.58%     406.30%      334.78%      270.43%
Allowance for Loan Losses and Other
  Real Estate, as a % of
  Non-Performing  Assets                      192.61%      114.27%     369.82%      263.93%      159.94%
Accruing Loans Past Due 90 Days or
  More to Total Loans                           0.10%        0.34%       0.07%        0.28%        0.03%
Non-performing Assets as a % of
  Total Assets                                  0.58%        0.98%       0.31%        0.47%        1.04%

Table 12 reflects the allocation of the allowance for loan losses and is based upon ranges of estimates and is not intended to imply either limitations on the usage of the allowance or precision of the specific amounts. The Corporation does not view the allowance for loan losses as being divisible among the various categories of loans. The entire allowance is available to absorb any future losses without regard to the category or categories in which the charged-off loans are classified. Table 12 also reflects the percentage ratio of outstanding loans by category to total loans at the end of the respective year.

TABLE 12
Allocation of the Allowance for Loan Losses


                                1998             1997              1996             1995              1994
December 31,                        Loan             Loan              Loan             Loan              Loan
(000's omitted)           Amount     %      Amount     %     Amount     %      Amount     %     Amount     %
-----------------------------------------------------------------------------------------------------------------
Commercial                 $1,270   51.70%   $1,416  49.65%   $1,065   48.56%     $936  50.52%     $362   51.71%
Real estate mortgage          130    9.75%      153  11.86%      370   14.70%      245  14.29%      330   14.51%
Consumer                      983   38.56%    1,376  38.49%    1,374   36.74%    1,177  35.19%      949   33.78%
Unallocated                   400                10               27               260              517
-----------------------------------------------------------------------------------------------------------------
  Total                    $2,783  100.00%   $2,955 100.00%   $2,836  100.00%   $2,618 100.00%   $2,158  100.00%
                         ========================================================================================

The following describes the Corporation's policy and related disclosures for impaired loans. The Corporation maintains a valuation allowance for impaired loans. A loan is considered impaired when management determines it is probable that all of the principal and interest due under the contractual terms of the loan will not be collected. In most instances, impairment is measured based on the fair value of the underlying collateral. Impairment may also be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. Interest income on impaired nonaccrual loans is recognized on a cash basis. Interest income on all other impaired loans is recorded on an accrual basis.

Certain of the Corporation's non-performing loans included in Table 11 are considered impaired. The Corporation measures impairment on all large balance nonaccrual commercial loans. Certain large balance accruing loans rated substandard or worse are also measured for impairment. Impairment losses are included in the provision for loan losses. The policy does not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment. Loans collectively evaluated for impairment include certain smaller balance commercial loans, consumer loans, residential real estate loans, and credit card loans, and are not included in the impaired loan data in the following paragraphs.

At December 31, 1998, loans considered to be impaired totaled $2,148,000. Included within this amount is $319,000 of impaired loans not requiring allowance and $1,829,000 of impaired loans requiring specific allowance. The average recorded investment in impaired loans was $2,685,000 in 1998. The interest income recognized on impaired loans based on cash collections totaled $204,000 during 1998.

At December 31, 1997, loans considered to be impaired totaled $3,221,000. Included within this amount is $5,000 of impaired loans not requiring allowance and $3,216,000 of impaired loans requiring specific allowance. The average recorded investment in impaired loans was $2,090,000 in 1997. The interest income recognized on impaired loans based on cash collections totaled $199,000 during 1997.

The Corporation maintains policies and procedures to identify and monitor nonaccrual loans. A loan is placed on nonaccrual status when there is doubt regarding collection of principal or interest, or when principal or interest is past due 90 days or more. Interest accrued but not collected is reversed against income for the current quarter and charged to the allowance for loan losses for prior quarters when the loan is placed on nonaccrual status.

DEPOSITS


TABLE 13
Average Deposits
Years Ended December 31,        1998               1997                1996               1995             1994
                          Average  Average   Average   Average    Average  Average  Average  Average  Average  Average
(000's omitted)           Balance    Rate    Balance     Rate     Balance    Rate   Balance   Rate    Balance    Rate
-----------------------------------------------------------------------------------------------------------------------
Non-int bearing demand    $ 28,802           $  26,794           $ 26,895           $ 26,041          $ 25,529
Interest-bearing demand     35,982    2.12%     32,380    2.30%    30,534   2.48%     29,349   2.46%    30,744   2.63%
Savings                     62,172    2.88%     59,892    3.31%    56,536   3.11%     57,974   3.35%    62,019   3.12%
Time                       104,529    5.68%    107,388    5.84%   100,840   5.82%     83,330   5.83%    63,582   4.97%
                          ---------------------------------------------------------------------------------------------
  Total                   $231,485    3.69%  $ 226,454    3.97%  $214,805   3.91%   $196,694   3.82%  $181,874   3.25%
                          =============================================================================================

The Corporation's average deposit balances and rates for the past five years are summarized in Table 13. Total average deposits were 2.2% higher in 1998 as compared to 1997. Deposit growth was derived primarily from increases in interest-bearing demand and savings reduced in part by decreases in time deposits. Interest-bearing demand deposits comprised 15.5% of total deposits while savings deposits comprised 26.9% of total deposits. The shift in deposits from time to interest-bearing demand and savings reflects the Corporation's continuing progress in promoting lower cost core deposits. As of December 31, 1998 certificates of deposit of $100,000 or more accounted for approximately 11.3% of total deposits compared to 11.1% at December 31, 1997. The maturities of these deposits are summarized in Table 14.

TABLE 14
Maturity of Time Certificates of Deposit of $100,000 or More


                                 December 31,
(000's omitted)                      1998
-----------------------------------------------
Three months or less                $15,474
Over three through six months         3,809
Over six through twelve months        2,745
Over twelve months                    5,229
                                 -----------
  Total                             $27,257
                                 ===========

FEDERAL INCOME TAXES

The Corporation's effective tax rates were 31%, 31%, and 29% for 1998, 1997, and 1996. The principal difference between the effective tax rates and the statutory tax rate of 34% is the Corporation's investment in securities and loans which provide income exempt from federal income tax. Additional information relating to federal income taxes is included in Note H to the Consolidated Financial Statements.

LIQUIDITY AND INTEREST RATE RISK MANAGEMENT

Asset/Liability management is designed to assure liquidity and reduce interest rate risks. The goal in managing interest rate risk is to maintain a strong and relatively stable net interest margin. It is the responsibility of the Asset/Liability Management Committee (ALCO) to set policy guidelines and to establish short-term and long-term strategies with respect to interest rate exposure and liquidity. The ALCO, which is comprised of key members of senior management, meets regularly to review financial performance and soundness, including interest rate risk and liquidity exposure in relation to present and perspective markets, business conditions, and product lines. Accordingly, the committee adopts funding and balance sheet management strategies that are intended to maintain earnings, liquidity, and growth rates consistent with policy and prudent business standards.

Liquidity maintenance, together with a solid capital base and strong earnings performance are key objectives of the Corporation. The Bank's liquidity is derived from a strong deposit base comprised of individual and business deposits. Deposit accounts of customers in the mature market represent a substantial portion of deposits of individuals. The Bank's deposit base plus other funding sources (federal funds purchased, other liabilities and shareholders' equity) provided primarily all funding needs in 1998, 1997 and 1996. While these sources of funds are expected to continue to be available to provide funds in the future, the mix and availability of funds will depend upon future economic and market conditions. The Corporation does not foresee any difficulty in meeting its liquidity requirements.

Primary liquidity is provided through short term investments or borrowings (including federal funds sold and purchased) and secondary liquidity is provided by the investment portfolio. As of December 31, 1998 federal funds sold represented 2.3% of total assets, compared to 2.1% at the end of 1997 and 3.3% at the end of 1996. The Corporation regularly monitors liquidity to ensure adequate cash flows to cover unanticipated reductions in the availability of funding sources.

Interest rate risk is managed by controlling and limiting the level of earnings volatility arising from rate movements. The Corporation regularly performs reviews and analysis of those factors impacting interest rate risk. Factors include maturity and re-pricing frequency of balance sheet components, impact of rate changes on interest margin and prepayment speeds, market value impacts of rate changes, and other issues. Both actual and projected performance are reviewed, analyzed, and compared to policy and objectives to assure present and future financial viability.

The Corporation had cash flows from financing activities resulting primarily from the growth of demand and savings deposits. In 1998, these deposits increased $12,234,000 compared to an increase of $5,637,000 in 1997 and an increase of $2,382,000 in 1996. In 1996, cash flows from financing activities were primarily due to growth of certificates of deposit. During 1996, these deposits increased $10,182,000 compared to growth of only $848,000 in 1997 and a decrease of $1,663,000 in 1998. Throughout 1998 and 1997, a more conservative pricing strategy was established with regard to certificates. Cash used in investing activities was $4,490,000 in 1998 compared to $11,068,000 in 1997 and $15,294,000 in 1996. The primary reason for the decrease in investing activities was a decrease in the origination of loans, net of principal repayments and an increase in maturing and sold investment comparing 1998 and 1997 to 1996.

RISK ELEMENTS AND MANAGEMENT

Credit risk is managed via specific credit approvals and monitoring procedures. The Bank's credit administration function reviews the portfolio on a periodic basis for compliance with credit policies and for identification of problem loans. These procedures provide management with information for setting appropriate direction and taking corrective action as needed.

Construction and Real Estate Loans

The Bank closely monitors its construction and commercial mortgage loan portfolios. Construction loans at December 31, 1998 which comprised 5.6% of total loans, totaled $9,010,000 as compared to $14,589,000 and $15,467,000 at the end of 1997 and 1996 respectively.

The construction and commercial real estate loan properties are located principally in the Bank's local markets. Included are loans to various industries and professional organizations. The Bank believes that these portfolios are well diversified and do not present a significant risk to the institution.

CAPITAL RESOURCES

Management closely monitors capital levels to provide for current and future business needs and to comply with regulatory requirements. Regulations prescribed under the Federal Deposit Insurance Corporation Improvement Act of 1991 have defined "well capitalized" institutions as those having total risk-based ratios, tier 1 risk-based capital ratios and tier 1 leverage ratios of at least 10%, 6%, and 5% respectively. At December 31, 1998, the Corporation was well in excess of the minimum capital and leverage requirements necessary to be considered a "well capitalized" banking company as defined by federal law.

Total shareholders' equity rose 12.3% to $30,022,000 at December 31, 1998, compared with $26,742,000 at December 31, 1997. The Corporation's equity to asset ratio was 10.9% at December 31, 1998, compared to 10.2% at December 31, 1997. The increase in the amount of capital was obtained through retained earnings and the proceeds from the issuance of new shares. In 1998, the Corporation decreased its cash dividends by 19.8% to $1.05 per share compared with $1.31 in 1997.

At December 31, 1998, the Corporation's tier 1 and total risk-based capital ratios were 13.3% and 14.6%, respectively, compared with 12.2% and 13.5% in 1997. The Corporation's tier 1 leverage ratio was 10.6% at December 31, 1998 compared with 10.0% at December 31, 1997. These increases are largely attributable to the capital growth rate exceeding the growth rate of risk weighted assets.

IMPACT OF YEAR 2000

The Year 2000 issue is the result of computer programs which were designed to utilize two digits rather than four digits in date fields for computer calculations. Any computer or electronic calculation recognizing a two digit rather than a four digit date may incur system failure or miscalculate information when using a date after December 31, 1999 resulting in potentially serious impairment to business operations. The Corporation began addressing the Year 2000 issue internally in 1997 with the formation of a task force created to identify, coordinate, manage and monitor the impact of Year 2000 related issues. The task force consists of representatives from every functional area of the Corporation.

The Corporation's Year 2000 Program initially focused on technology assessment and planning, and the upgrading or renovation of internal systems. Once the assessment and renovation phases were largely complete the task force focused on testing or validating internal systems and the assessment of external business risk and contingency planning.

Currently, the Corporation's Year 2000 Program is tracked against a well defined set of goals and key dates. The Corporation has not identified any noncompliant systems for which a solution is not available and which would impair the business operations. All Year 2000 costs to date have not been material and are being expensed, or capitalized if it is a system replacement, as incurred. Anticipated future expenses are not expected to materially impair future earnings. The Corporation anticipates that all renovation or replacement and testing procedures will be completed by June 30, 1999. As of December 31, 1998, substantially all core system software applications were remediated. The majority of internal testing of these software applications was complete. Completion of the goals as of December 31, 1998, exceeds the milestones established by the Corporation's banking regulators.

Throughout 1999, the task force will continue to assess and create contingency plans as they relate to internal operational risk as well as external risks including major customer and vendor due diligence. In its normal course of business, the Corporation manages many types of risk. Management recognizes that the risks presented by Year 2000 are unique given the pervasive nature of the problem and the fact that there may be a higher likelihood the Year 2000 risk will present itself in multiple, simultaneous impacts. Because of this, the Corporation has adjusted and will continue to adjust its risk management processes and contingency plans to take the most probable anticipated Year 2000 effects into account. Although it is too early to predict accurately what system failures may occur, management believes sufficient planning, communication, coordination, and testing will mitigate potential material disruption. In this regard, contingency plans including command centers, response teams, technology teams, and testing are being developed. In addition to the internal and external testing, and credit assessments, the Corporation is assessing operational and liquidity needs to enhance contingency plans.

While the Corporation is not aware of any Year 2000 problems for which a solution is not available, other unanticipated Year 2000 issues could arise, and there can be no assurance that actual results will be comparable to expected results.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

In addition to liquidity sensitivity, the Corporation is subject to interest rate risk. Business is transacted only in U.S. dollars with no foreign exchange rate risk. The Corporation is not exposed to commodity price risk and has no financial instruments obtained for trading purposes.

The following table provides information about the Corporation's financial instruments that are sensitive to changes in interest rates as of December 31, 1998. The expected maturity date values for loans (including loans held for sale) and investment securities (at amortized cost) were calculated without adjusting the instruments' contractual maturity dates for expected prepayments. Maturity date values for interest bearing core deposits were not based on estimates of the period over which the deposits would be outstanding, but rather the opportunity for repricing. The Corporation believes that repricing dates, as opposed to expected maturity dates, may be more relevant in analyzing the value of such instruments and are reported as such in the following table.


TABLE 15
Rate Sensitivity of Financial Instruments

                                      1999      2000     2001     2002      2003 Thereafter   Total
------------------------------------------------------------------------------------------------------
Rate Sensitive Assets:
  Fixed interest rate loans        $19,931   $12,270  $24,017  $20,551   $21,616    $30,952  $129,337
    Average interest rate             9.49%     9.25%    9.25%    9.11%     8.77%      7.06%
  Variable interest rate loans     $20,833   $ 6,897  $ 4,350  $ 4,400   $ 6,191    $   405  $ 43,076
    Average interest rate             9.41%     9.90%    9.98%    9.75%     9.46%      7.32%
      Fixed interest rate          $21,490   $   877  $ 3,321  $ 6,107   $ 3,922    $27,982  $ 63,699
        securities
    Average interest rate             5.09%     7.03%    6.83%    6.14%     6.28%      6.40%
      Variable Interest rate                                   $   469              $12,233  $ 12,702
        securities
    Average interest rate                                         5.20%                6.41%
  Other interest bearing assets    $ 6,300                                                   $  6,300
    Average interest rate             4.63%

Rate Sensitive Liabilities:
  Interest-bearing checking        $41,669                                                   $ 41,669
    Average interest rate             2.12%
  Savings                          $65,948                                                   $ 65,948
  Average interest rate               2.88%
  Time                             $74,771   $17,267  $ 3,974  $ 4,574   $ 2,873    $    55  $103,514
    Average interest rate             5.19%     5.89%    5.64%    6.02%     5.33%      5.66%
  Short term borrowings            $    41                                                   $     41
    Average interest rate             4.68%
  FHLB advances                    $    10   $    10  $    10  $    10   $    10    $  1,125 $  1,175
    Average interest rate             7.34%     7.34%    7.34%    7.34%     7.34%      7.34%

INTEREST RATE SENSITIVITY MANAGEMENT

Interest rate sensitivity management seeks to maximize net interest income as a result of changing interest rates, within prudent ranges of risk. The Corporation attempts to accomplish this objective by structuring the balance sheet so that re-pricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these re-pricing opportunities at any point in time constitute a bank's interest rate sensitivity. As a matter of practice, the Bank doesn't use derivative transactions in managing interest rate risk.

An indicator of the interest rate sensitivity structure of a financial institution's balance sheet is the difference between its interest rate sensitive assets and interest rate sensitive liabilities, and is referred to as "GAP".

Table 16 sets forth the distribution of re-pricing of the Corporation's earning assets and interest bearing liabilities as of December 31, 1998, the interest rate sensitivity GAP, as defined above, the cumulative interest rate sensitivity GAP, the interest rate sensitivity GAP ratio (i.e. interest rate sensitive assets divided by interest rate sensitive liabilities) and the cumulative sensitivity GAP ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may re-price in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the re-pricing of various categories of assets and liabilities is subject to the Corporation's needs, competitive pressures, and the needs of the Corporation's customers. In addition, various assets and liabilities indicated as re-pricing within the same period may in fact re-price at different times within such period and at different rates or indices.


TABLE 16                                       Gap Analysis
                                            December 31, 1998
(000's Omitted)                                       Within       Three      One to       After
                                                       Three     Months-        Five        Five
                                                      Months    One Year       Years       Years       Total
Earning Assets:
  Interest Bearing Bank Deposits                    $      0    $      0     $     0     $     0           0
  Federal Funds Sold                                   6,300           0           0           0       6,300
  Investment Securities                               21,663         516      14,789      40,988      77,956
  Loans                                               53,454       9,415      78,454      20,583     161,906
  Loans Held for Sale                                    138           0           0      10,369      10,507
                                                 ------------------------------------------------------------
    Total Earning Assets                            $ 81,555    $  9,931     $93,243     $71,940    $256,669
                                                 ============================================================

Interest Bearing Liabilities:
  Interest Bearing Demand Deposits                  $ 41,669          $0     $     0          $0    $ 41,669
  Savings Deposits                                    19,145           0           0      46,803      65,948
  Time Deposits Less than $100,000                    23,532      29,210      23,460          55      76,257
  Time Deposits Greater than $100,000                 15,475       6,554       5,228           0      27,257
  Other Borrowings                                        41          10          40       1,125       1,216
                                                 ------------------------------------------------------------
    Total Interest Bearing Liabilities              $ 99,862    $ 35,774     $28,728     $47,983    $212,347
                                                 ============================================================

Interest Rate Sensitivity GAP                      ($18,307)   ($25,843)     $64,515     $23,957    $ 44,322
Cumulative Interest Rate
  Sensitivity GAP                                  ($18,307)   ($44,150)     $20,365     $44,322
Interest Rate Sensitivity GAP                           0.82        0.28        3.25        1.50
Cumulative Interest Rate
  Sensitivity GAP Ratio                                 0.82        0.67        1.12        1.21


ACCOUNTING AND REPORTING DEVELOPMENTS

The Financial Accounting Standards board (FASB) has issued SFAS No 133, "Accounting for Derivative and Hedging Activities." The statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The statement is effective July 1, 1999 for the Corporation; however, management does not expect this pronouncement to have a significant impact on the Corporation's financial position.

The FASB has issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." The statement requires that an entity engaged in mortgage banking activities classify resulting mortgage-backed securities and other retained interests based on its ability and intent to sell or hold those investments. This statement is effective in 1999 for the Corporation; however, management does not expect this pronouncement to have an impact on the Corporation's financial position.

FORWARD LOOKING STATEMENT

This discussion and analysis of financial condition and results of operations, and other sections of the Financial Statements, contain forward looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation itself. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "projects," variations of such words and similar expressions are intended to identify such forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecast in such forward looking statements. The Corporation undertakes no obligation to update, amend or clarify forward looking statements as a result of new information, future events, or otherwise.

Future Factors that could cause a difference between an ultimate actual outcome and a preceding forward looking statement include, but are not limited to, changes in interest rate and interest rate relationships, demands for products and services, the degree of competition by traditional and non-traditional competitors, changes in banking laws or regulations, changes in tax laws, change in prices, the impact of technological advances, government and regulatory policy changes, the outcome of pending and future litigation and contingencies, trends in customer's behaviors as well as their ability to repay loans, and the local economy.

FENTURA BANCORP, INC. COMMON STOCK

Table 17 sets forth the high and low market information for each quarter of 1998, 1997, 1996 and 1995, as provided by Roney & Co. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions. As of March 5, 1999, there were 551 shareholders of record, not including participants in the Company's employee stock option program.


TABLE 17
Common Stock Data

                                        Market Information              Dividends
                                                                          Paid
Year          Quarter                     High         Low              Per Share
-----------------------------------------------------------------------------------
              First Quarter             $20.00      $20.00                $0.16
              Second Quarter            $20.50      $20.00                $0.17
         1995 Third Quarter             $21.50      $20.75                $0.17
              Fourth Quarter            $21.50      $20.75                $0.34
                                                                       ---------
                                                                          $0.84


              First Quarter             $18.75      $18.25                $0.18
         1996 Second Quarter            $18.75      $18.75                $0.18
              Third Quarter             $19.38      $18.75                $0.18
              Fourth Quarter            $21.00      $20.00                $0.43
                                                                       ---------
                                                                          $0.97


              First Quarter             $21.88      $21.88                $0.19
         1997 Second Quarter            $24.50      $22.38                $0.19
              Third Quarter             $25.50      $24.00                $0.19
              Fourth Quarter            $26.13      $25.50                $0.74
                                                                       ---------
                                                                          $1.31


              First Quarter             $28.00      $26.50                $0.21
         1998 Second Quarter            $50.63      $38.00                $0.21
              Third Quarter             $50.00      $41.25                $0.21
              Fourth Quarter            $51.00      $46.50                $0.42
                                                                       ---------
                                                                          $1.05
Note:  Dividend per share figures have been adjusted to reflect the 2 for 1 stock split in March
          1998 and the 15% stock dividend payable in January 1996.

                                    P R O X Y

                                ONE FENTON SQUARE
                           FENTON, MICHIGAN 48430-0725

               This proxy is Solicited on Behalf of the Board of Directors of Fentura Bancorp, Inc.

         The undersigned hereby appoints Forrest A. Shook and Thomas P. McKenney as Proxies, each with power to appoint his substitute, and hereby authorizes each and any of them to represent and to vote with respect to the matters set forth below and in their discretion as to such other matters as may properly be brought before the meeting or any adjournment thereof, all the shares of Common Stock of Fentura Bancorp, Inc. held of record by the undersigned at the Annual Meeting of Shareholders to be held on April 28, 1999, or any adjournment or adjournments thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR the election of the below named individuals. The Board of Directors recommends a vote FOR the election of the below named individuals.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                              ELECTION OF DIRECTORS

          1. To elect three Directors to serve as "Class II Directors" for a term until the 2002 Annual Meeting of Shareholders and until their successors are elected and have qualified.

         Nominees:           Russell H. Van Gilder, Jr.
                             Brian P. Petty
                             Richard A. Bagnall


         FOR [_] ALL NOMINEES      WITHHOLD [_]ALL NOMINEES       ABSTAIN [_]

         FOR [_]ALL NOMINEES, except vote withheld from the following nominee(s):

         -------------------------------------------------------------
         (type or print name(s) of nominees for whom vote is withheld)

         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian or in other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       -------------------------------------
                                       Signature


                                       -------------------------------------
                                       Signature, if held jointly

                                       Dated:                    , 1999
                                             --------------------

                                       TOTAL SHARES:
                                                    ------------------------